PIONEER COMPANIES, INC.,
To
WELLS FARGO BANK, NATIONAL ASSOCIATION,
As Trustee

INDENTURE
Dated as of
March 26, 2007

2.75% Convertible Senior Subordinated Notes Due 2027

i

		PAGE

	ARTICLE 11

	SUPPLEMENTAL INDENTURES

Section 11.01	Supplemental Indentures Without Consent of Noteholders	59
Section 11.02	Supplemental Indenture With Consent of Noteholders	60
Section 11.03	Effect of Supplemental Indenture	62
Section 11.04	Notation on Notes	62
Section 11.05	Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee	62

	ARTICLE 12

	CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 12.01	Company May Consolidate on Certain Terms	62
Section 12.02	Successor to be Substituted	63
Section 12.03	Opinion of Counsel to be Given Trustee	64

	ARTICLE 13

	SATISFACTION AND DISCHARGE OF INDENTURE

Section 13.01	Discharge of Indenture	64
Section 13.02	Deposited Monies to be Held in Trust by Trustee	64
Section 13.03	Paying Agent to Repay Monies Held	65
Section 13.04	Return of Unclaimed Monies	65
Section 13.05	Reinstatement	65

	ARTICLE 14

	IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 14.01	Indenture and Notes Solely Corporate Obligations	65

	ARTICLE 15

	CONVERSION OF NOTES

Section 15.01	Right to Convert	66
Section 15.02	Exercise of Conversion Right; No Adjustment for Interest or Dividends	69
Section 15.03	Cash Payments in Lieu of Fractional Shares	71
Section 15.04	Conversion Rate	71
Section 15.05	Adjustment of Conversion Rate	71
Section 15.06	Provision In Case Of Effect Of Reclassification, Consolidation, Merger Or Sale	80
Section 15.07	Taxes on Shares Issued	82

v

INDENTURE
     INDENTURE dated as of March 26, 2007 between Pioneer Companies, Inc., a Delaware corporation (hereinafter called the “Company”), having its principal office at 700 Louisiana Street, Suite 4300, Houston, Texas 77002, and Wells Fargo Bank, National Association, a national banking association duly organized and existing under the laws of the United States, as trustee hereunder (hereinafter called the “Trustee”).
WITNESSETH:
     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 2.75% Convertible Senior Subordinated Notes due 2027 (hereinafter called the “Notes”), in an aggregate principal amount not to exceed $120,000,000 and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and
     WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of option to elect repurchase upon a Designated Event (as defined below), a form of repurchase notice and a form of conversion notice to be borne by the Notes are to be substantially in the forms hereinafter provided for; and
     WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized,
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:
ARTICLE 1
DEFINITIONS
     Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act (as defined below) or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.
     “Accepted Purchased Shares” has the meaning specified in Section 15.05(f).
     “Additional Interest” has the meaning specified for Additional Interest Amount in Section 2(e) of the Registration Rights Agreement (as defined below).
     “Additional Interest Notice” has the meaning specified in Section 6.10.
     “Additional Shares” means the number of additional shares calculated in accordance with Section 15.13.
     “Adjustment Determination Date” has the meaning specified in Section 15.05(i).
     “Adjustment Event” has the meaning specified in Section 15.05(i).
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Members” has the meaning specified in Section 2.05(b).
     “Board of Directors” means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.
     “Business Day” means any day except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York or the place of payment are authorized or obligated by law, regulation or executive order to close.
     “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
     “Cash Percentage” has the meaning specified in Section 15.12(a)(ii).
     “Closing Sale Price” of any share of Common Stock or any other security on any Trading Date means the closing sale price of such security (or, if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions on the Nasdaq Global Market or, if the shares of Common Stock are not quoted on the Nasdaq Global Market, on the principal securities exchange or over-the-counter market on which the shares of Common Stock are then listed. In the absence of such a quotation, the Company shall be entitled to determine the Closing Sale Price on the basis it considers appropriate. The Closing Sale Price shall be determined without reference to extended or after hours trading.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 15.06, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of the Company at the date of this Indenture (namely, the Common Stock, par value $.01) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means the corporation named as the “Company” in the first paragraph of this Indenture, and, subject to the provisions of Article 12 and Section 15.06, shall include its successors and assigns.
     “Company Repurchase Notice” has the meaning specified in Section 3.07(b).
     “Company Repurchase Notice Date” has the meaning specified in Section 3.07.
     “contingent interest” means interest that accrues and is payable as provided in Article 5.
     “Continuing director” means at any date, an individual (i) who is a member of the Board of Directors on the date the Notes are originally issued, (ii) who has been elected as a member of the Board of Directors with a majority of the total votes that were cast in such election or (iii) who has been nominated to be a member of the Board of Directors by a majority of the other Continuing Directors then in office.
     “Conversion Agent” means any Person authorized by the Company to convert Notes in accordance with Article 15. The Company has initially appointed the Trustee as its Conversion Agent.
     “Conversion Date” has the meaning specified in Section 15.02.
     “Conversion Notice” has the meaning specified in Section 15.02.

     “Conversion Obligation” has the meaning specified in Section 15.12(a).
     “Conversion Price” on any date of determination means $1,000 divided by the Conversion Rate as of such date.
     “Conversion Rate” has the meaning specified in Section 15.04.
     “Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, N9303-120, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.
     “Custodian” means Wells Fargo Bank, National Association, as custodian with respect to the Notes in global form, or any successor entity thereto.
     “Daily Conversion Value” means, for each of the 20 consecutive VWAP Trading Days during the Observation Period, one-twentieth (1/20) of the product of (a) the applicable Conversion Rate and (b) the Daily VWAP of the Common Stock (or the Reference Property pursuant to Section 15.06) on such VWAP Trading Day, as determined by the Company. Any such determination by the Company shall be conclusive absent manifest error.
     “Daily Settlement Amount” means, for each of the 20 VWAP Trading Days during the Observation Period,
     (i) cash equal to the lesser of (x) $50 and (y) the Daily Conversion Value relating to such VWAP Trading Day; and
     (ii) if such Daily Conversion Value exceeds $50, either (i) a number of shares of Common Stock equal to (A) the difference between such Daily Conversion Value and $50, divided by (B) the Daily VWAP of the Common Stock for such VWAP Trading Day, subject to adjustment pursuant to Section 15.05(m), (ii) cash equal to the difference between such Daily Conversion Value and $50 or (iii) any combination, as determined by the Company, of shares of Common Stock, subject to adjustment pursuant to Section 15.05, and cash equal to the difference between such Daily Conversion Value and $50.
     “Daily VWAP” means for each of the 20 consecutive VWAP Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page PONR <equity> AQR in respect of the period from the scheduled open of trading on the principal trading market for the Common Stock to the scheduled close of trading on such market on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day as the Board of Directors determines in good faith using a volume-weighted method).
     “default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

     “Defaulted Interest” has the meaning specified in Section 2.03.
     “Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
     “Designated Event” will be deemed to have occurred upon a Fundamental Change or a Termination of Trading.
     “Designated Event Repurchase Date” has the meaning specified in Section 3.05(a).
     “Designated Senior Indebtedness” means Indebtedness outstanding under the Senior Credit Facility, the 10% Senior Secured Notes due 2008 and any other Senior Indebtedness of the Company that at the date of determination has an aggregate principal amount outstanding of at least $20 million if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is “Designated Senior Indebtedness” for purposes of this Indenture.
     “Distributed Property” has the meaning specified in Section 15.05(c).
     “DTC” means The Depository Trust Company.
     “Effective Date” has the meaning specified in Section 15.13(b).
     “Event of Default” means any event specified in Section 8.01 as an Event of Default.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Ex-Dividend Time” has the meaning specified in Section 15.01(b).
     “Fiscal Quarter” means, with respect to the Company, the fiscal quarter publicly disclosed by the Company. The Company shall confirm the ending dates of its fiscal quarters for the current fiscal year to the Trustee upon the Trustee’s request.
     “Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:
     (1) any Person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans; or
     (2) the Company merges or consolidates with or into any other Person, other than a Subsidiary, another Person merges with or into the Company, or the Company conveys, sells,

transfers or leases all or substantially all of its assets to another Person or the Company engages in any recapitalization, reclassification or other transaction in which the Company’s Common Stock is exchanged for or converted into cash, property or other assets, other than any merger or consolidation:
     (a) that does not result in a reclassification, conversion, exchange or cancellation of the Company’s outstanding Common Stock;
     (b) pursuant to which the holders of the Company’s Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction; or
     (c) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Company’s Common Stock solely into shares of common stock of the surviving entity; or
     (3) at any time the Continuing Directors do not constitute a majority of the Company’s Board of Directors (or, if applicable, a successor person to the Company); or
     (4) the Company is liquidated or dissolved or holders of Common Stock approve any plan or proposal for our liquidation or dissolution.
     “Global Note” has the meaning specified in Section 2.02.
     “Indebtedness” means, with respect to any Person, and without duplication, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) all indebtedness, obligations and other liabilities of such Person for borrowed money (including obligations of the Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services; (b) all reimbursement obligations and other liabilities of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances; (c) all obligations and liabilities in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property; (d) all net obligations of such Person with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (e)

all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d); (f) any indebtedness or other obligations described in clauses (a) through (e) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).
     “Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
     “Initial Purchaser” means CIBC World Markets Corp.
     “interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including contingent interest, if any, and Additional Interest, if any, payable under the terms of the Registration Rights Agreement.
     “Junior Securities” has the meaning specified in Section 4.15.
     “Make Whole Amount” has the meaning specified in Section 15.13.
     “Market Disruption Event” means the occurrence or existence for more than one half-hour period in the aggregate on any scheduled Trading Day for the shares of Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the New York Stock Exchange or otherwise) in the shares of Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
     “Maturity Date” means March 1, 2027.
     “Merger Event” has the meaning specified in Section 15.06.
     “Note” or “Notes” means any Note or Notes, as the case may be, authenticated and delivered under this Indenture, including any Global Note.
     “Note Register” has the meaning specified in Section 2.05(a).
     “Note Registrar” has the meaning specified in Section 2.05(a).
     “Noteholder” or “holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Registrar’s books.
     “Obligations” means any principal, interest (including, in the case of Senior Indebtedness, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.
     “Observation Period” means:
     (i) with respect to any Conversion Date that occurs no more than 25 Scheduled Trading Days prior to the Maturity Date, the 20 consecutive VWAP Trading Day period beginning on and including the 22nd Scheduled Trading Day prior to the Maturity Date (whether or not the Maturity Date is a Scheduled Trading Day) (or if such day is not a VWAP Trading Day, the next succeeding VWAP Trading Day); and
     (ii) in all other instances, the 20 consecutive VWAP Trading Day period beginning on and including the third VWAP Trading Day after the related Conversion Date in respect of such Notes.
     “Offer Expiration Time” has the meaning specified in Section 15.05(f).
     “Officer” means any person holding any of the following positions with the Company: the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Chief Financial Officer, the Treasurer and the Secretary.
     “Officers’ Certificate”, when used with respect to the Company, means a certificate signed by any two Officers or by one such Officer and any Assistant Treasurer or Assistant Secretary of the Company.
     “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee.
     “outstanding”, when used with reference to Notes and subject to the provisions of Section 10.04, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
     (b) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
     (c) Notes, or portions thereof, (i) for the redemption or repurchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or (ii) which shall have been otherwise discharged in accordance with Article 13;
     (d) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06; and
     (e) Notes converted pursuant to Article 15 and Notes paid or redeemed or repurchased pursuant to Article 3.

     “Paying Agent” has the meaning specified in Section 2.08.
     “Payment Blockage Notice” has the meaning specified in Section 4.02(a).
     “Payment Blockage Period” has the meaning specified in Section 4.02(a).
     “Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
     “PORTAL Market” means The PORTAL Market operated by the Nasdaq Stock Market or any successor thereto.
     “Post-Petition Interest” means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any insolvency or liquidation proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default), specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.
     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.
     “premium” means any premium payable under the terms of the Notes.
     “record date” has the meaning specified in Section 15.05(e).
     “Record Date” has the meaning specified in Section 2.03.
     “Reference Property” has the meaning specified in Section 15.06(b).
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 26, 2007, between the Company and the Initial Purchaser, as amended from time to time in accordance with its terms.
     “Relevant Date” has the meaning specified in Section 15.05(l).
     “representative” means (a) the indenture trustee or other trustee, agent or representative for holders of Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior

Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.
     “Repurchase Date” has the meaning specified in Section 3.06(a).
     “Repurchase Notice” has the meaning specified in Section 3.05(c).
     “Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of or familiarity with the particular subject.
     “Restricted Securities” has the meaning specified in Section 2.05(c).
     “Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Senior Credit Facility” means the loan and security agreement, dated as of December 31, 2001, among PCI Chemicals Canada Company, Pioneer Americas LLC, the lenders that are signatories thereto and Foothill Capital Corporation, as arranger and administrative agent, as amended by the First, Second, Third, Fourth, Fifth and Sixth Amendments thereto, together with the documents now or hereafter related thereto (including, without limitation, any guarantee agreements and any security documents executed in connection therewith), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any deferral thereof or any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of increasing the amount of commitments thereunder and adding the Company or any Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders (or other institutions).
     “Senior Indebtedness” means, with respect to any Person, whether outstanding on the date of this Indenture or thereafter issued, all Obligations of such Person under the Senior Credit Facility, hedging obligations of such Person and any other Indebtedness of such Person unless the instrument creating or evidencing such Indebtedness expressly provides that such Indebtedness is not senior or superior in right of payment to the Notes, including other obligations, such as fees, expenses, reimbursement obligations arising from letters of credit, indemnities and other obligations specified in the documents governing such Senior Indebtedness, and all renewals, extensions, modifications, amendments or refinancings thereof; provided, that in no event shall Senior Indebtedness include (a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary, unless and for so long as such Indebtedness has been pledged to secure Obligations to a third party; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable incurred for the purchase of goods or materials, or for services obtained in the ordinary course of business; (d) Indebtedness evidenced by the Notes; (e) Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of such Person; provided that for the avoidance of doubt, Indebtedness under the Senior Credit Facility shall not be deemed expressly subordinate or junior to liens of Indebtedness permitted under the Senior Credit Facility simply by reason of the fact that such liens or Indebtedness are permitted under the Senior Credit Facility; (f) to the extent that it may constitute Indebtedness, any Obligation owing under leases (other than capital lease obligations) or management agreements; and (g) any Obligation that by operation of law is subordinate to any general unsecured Obligations.
     “Significant Subsidiary” means, as of any date of determination, a Subsidiary of the Company that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X of the Commission as in effect on the date of this Indenture.
     “Spin-Off” has the meaning specified in Section 15.05(c).
     “Stock Price” means the price paid per share of Common Stock in connection with a Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Section 15.04, which shall be equal to (i) if holders of Common Stock receive only cash in such Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day preceding the Effective Date of the Fundamental Change.
     “Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).
     “Termination of Trading” will be deemed to have occurred if the Common Stock is not listed for trading on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors).
     “Trading Day”. For purposes of Section 15.12 hereof, “Trading Day” shall mean any day on which (i) there is no Market Disruption Event and (ii) the Nasdaq Global Market or, if the shares of Common Stock are not quoted by the Nasdaq Global Market, the principal U.S. securities exchange or over-the-counter market on which the shares of Common Stock are then listed or traded is open for trading or, if the shares of Common Stock are not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

     “Trading Price” means, with respect to a Note on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Trustee for $2,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, this one bid shall be used; and provided further that, if the Trustee cannot reasonably obtain at least one bid for $2,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of (a) the Conversion Rate on such determination date and (b) the Closing Sale Price of a share of Common Stock on such determination date; provided, however, that for purposes of determining the “Trading Price” as used in Article 5 only, if the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from a nationally recognized securities dealer, then the Trading Price of a Note will be deemed to equal the product of (1) the Conversion Rate on such determination date and (2) the average Closing Sale Price of a share of Common Stock over the five Trading-Day period ending on such determination date.
     “Trigger Event” has the meaning specified in Section 15.05(c).
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in Section 12.03; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.
     “Trustee” means Wells Fargo Bank, National Association and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.
     “VWAP Market Disruption Event” means (i) a failure by the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. New York City time on any Trading Day for the Common Stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
     “VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. For purposes of determining payment upon conversion of the Notes in accordance with Section 15.12, if the Common Stock is not so listed or traded, then “Trading Day” shall mean “Business Day.”

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES
     Section 2.01 Designation Amount and Issue of Notes. The Notes shall be designated as “2.75% Convertible Senior Subordinated Notes due 2027.” Notes not to exceed the aggregate principal amount of $120,000,000 (except pursuant to Sections 2.05, 2.06, 3.03, 3.05, 3.06 and 15.02 hereof) upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver Notes upon a written order of the Company, such order signed by an Officer or by any Assistant Treasurer of the Company or any Assistant Secretary of the Company, without any further action by the Company hereunder.
     Section 2.02 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on The PORTAL Market or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.
     So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(b), all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (a “Global Note”). The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.05(b), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.
     Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal of, interest on and premium, if any, on any Global Note shall be made to the holder of such Note.
     Section 2.03 Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
     The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at 5:00 p.m., New York City time, on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except that the interest payable upon maturity, redemption or repurchase following a Designated Event will be payable to the Person to whom principal is payable upon maturity or pursuant to such redemption or repurchase following a Designated Event (unless the redemption date or the Designated Event Repurchase Date, as the case may be, is after a Record Date and on or prior to the corresponding interest payment date, in which case the semi-annual payment of interest becoming due on such interest payment date shall be payable to the holder of such Note registered as such on the applicable Record Date). Notwithstanding the foregoing, any Note or portion thereof surrendered for conversion during the period from 5:00 p.m., New York City time, on the Record Date for any interest payment date to 5:00 p.m., New York City time, on the Business Day preceding the applicable interest payment date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment need be made (1) if a holder converts its Notes in connection with a redemption and the Company has specified a redemption date that is after a Record Date and on or prior to the next interest payment date, (2) if a holder converts its Notes in connection with a Fundamental Change and the Company has specified a Designated Event Repurchase Date that is after a Record Date and on or prior to the next interest payment date or (3) to the extent of any overdue interest, if any exists at the time of conversion with respect to such Note. Interest shall be payable at the office or agency of the Company maintained for such purposes, which shall initially be an office or agency of the Trustee. The Company shall pay interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon. The term “Record Date” with respect to any interest payment date shall mean the February 15 or August 15 preceding the applicable March 1 or September 1 interest payment date, respectively.
     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any March 1 or September 1 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder registered as such on the relevant Record Date, and such Defaulted

Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5:00 p.m., New York City time, on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen calendar days and not less than ten calendar days prior to the date of the proposed payment, and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment (unless, the Trustee shall consent to an earlier date). The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at his address as it appears in the Note Register, not less than ten calendar days prior to such special record date (unless, the Trustee shall consent to an earlier date). Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5:00 p.m., New York City time, on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.
     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     Section 2.04 Execution of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of an Officer. Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

     In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company, and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.
     Section 2.05 Exchange and Registration of Transfer of Notes; Restrictions on Transfer. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 6.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 6.02.
     Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
     Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 6.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.
     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
     All Notes presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Notes shall be duly executed by the Noteholder thereof or his attorney duly authorized in writing.
     No service charge shall be made to any holder for any registration of, transfer or exchange of Notes, but the Company or the Trustee may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

     Neither the Company nor the Trustee nor any Note Registrar shall be required to exchange or register a transfer of (a) any Notes for a period of fifteen calendar days next preceding any selection of Notes to be redeemed, (b) any Notes or portions thereof called for redemption pursuant to Section 3.02, (c) any Notes or portions thereof surrendered for conversion pursuant to Article 15, (d) any Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.05 or (e) any Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.06.
     (b) The following provisions shall apply only to Global Notes:
     (i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.
     (ii) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (1) the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Company within ninety calendar days, (2) an Event of Default has occurred and is continuing or (3) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Notes represented by Global Notes. Any Global Note exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Company. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.
     (iii) Securities issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Note Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Note issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

     (iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.
     (v) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.
     (vi) At such time as all interests in a Global Note have been redeemed, repurchased, converted, canceled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is redeemed, repurchased, converted, canceled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.
     (c) Every Note (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Exhibit B, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the legend below and the legend set forth in Exhibit B) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Note holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.
     Until the expiration of the holding period applicable to sales of Restricted Securities under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing Restricted Security shall bear a legend in substantially the following form (or as set forth in Exhibit B, in the case of Common Stock issued upon conversion of the Notes), unless such Restricted Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:
THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO US OR ANY OF OUR SUBSIDIARIES, (2) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING UNDER RULE 144 (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.
     Any Notes that are Restricted Securities and as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c). If such Restricted Security surrendered for exchange is represented by a Global Note bearing the legend set forth in this Section 2.05(c), the principal amount of the legended Global Note shall be reduced by the appropriate principal amount and the principal amount of a Global Note without the legend set forth in this Section 2.05(c) shall be increased by an equal principal amount. If a Global Note without the legend set forth in this Section 2.05(c) is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Note to the Depositary.
     (d) Any Restricted Securities, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).
     (e) The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Noteholders and all payments to be made to Noteholders under the Notes shall be given or made only to or upon the order of the registered Noteholders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.
     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members in any Global Indenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
     Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, the Company or the Trustee may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been called for redemption or has been properly tendered for repurchase on a Designated Event Repurchase Date (and not withdrawn) or has been tendered for repurchase on a Repurchase Date (and not withdrawn), as the case may be, or is to be converted pursuant to this Indenture, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
     Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or redemption or repurchase of negotiable instruments or other securities without their surrender.
     Section 2.07 Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 6.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.
     Section 2.08 Cancellation of Notes. All Notes surrendered for the purpose of payment, redemption, repurchase, conversion, exchange or registration of transfer shall, if surrendered to the Company or any paying agent to whom Notes may be presented for payment (the “Paying Agent”) or any conversion agent, which shall initially be the Trustee, or any Note Registrar, be surrendered to the Trustee and promptly canceled by it or, if surrendered to the Trustee, shall be promptly canceled by it and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes in accordance with its customary procedures. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.
     Section 2.09 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.
ARTICLE 3
REDEMPTION AND REPURCHASE OF NOTES
     Section 3.01 Optional Redemption of Notes. At any time on or after March 6, 2014 and prior to maturity, the Notes may be redeemed at the option of the Company, in whole or in part, upon notice as set forth in Section 3.02, in cash at a redemption price equal to the principal amount of the Notes, plus accrued and unpaid interest (including contingent interest, if any) and additional interest, if any, to, but excluding, the date fixed for redemption.
     Section 3.02 Notice of Optional Redemption; Selection of Notes. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than five Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be mailed, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not fewer than thirty calendar days nor more than sixty calendar days prior to the redemption date to each holder of Notes so to be redeemed in whole or in part at its last address as the same appears on the Note Register; provided that if the Company makes such request of the Trustee, it shall, together with such request, also give written notice of the redemption date to the Trustee, provided that the text of the notice shall be prepared by the Company. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Concurrently with the mailing of any such notice of redemption, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Note called for redemption.
     Each such notice of redemption shall specify: (i) the aggregate principal amount of Notes to be redeemed, (ii) the CUSIP number or numbers of the Notes being redeemed, (iii) the date fixed for redemption (which shall be a Business Day), (iv) the redemption price at which Notes are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes, (iv) that interest accrued and unpaid to, but excluding, the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue, (vii) that the holder has a right to convert the Notes called for redemption, (viii) the Conversion Rate on the date of such notice and (ix) the time and date on which the right to convert such Notes or portions thereof pursuant to this Indenture will expire. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any). In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.
     Whenever any Notes are to be redeemed, the Company will give the Trustee written notice of the redemption date, together with an Officers’ Certificate as to the aggregate principal amount of Notes to be redeemed not fewer than thirty calendar days prior to the redemption date.
     On or prior to the redemption date specified in the notice of redemption given as provided in this Section 3.02, the Company will deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 6.04) an amount of money in immediately available funds sufficient to redeem on the redemption date all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion) at the appropriate redemption price, together with accrued interest to, but excluding, the redemption date; provided that if such payment is made on the redemption date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date. The Company shall be entitled to retain any amounts deposited with the Paying Agent pursuant to this Section 3.02 in excess of amounts required hereunder to pay the redemption price and accrued interest to, but excluding, the redemption date. If any Note called for redemption is converted pursuant hereto prior to such redemption date, any money deposited with the Paying Agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company or, if then held by the Company, shall be discharged from such trust.

     If less than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Global Note or the Notes in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Note selected for redemption is submitted for conversion in part after such selection, the portion of such Note submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is submitted for conversion in part before the mailing of the notice of redemption.
     Upon any redemption of less than all of the outstanding Notes, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Notes that are unconverted and outstanding at the time of redemption, treat as outstanding any Notes surrendered for conversion during the period of fifteen calendar days preceding the mailing of a notice of redemption and may (but need not) treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.
     Section 3.03 Payment of Notes Called for Redemption by the Company. If notice of redemption has been given as provided in Section 3.02, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted pursuant to the terms hereof, become due and payable on the date fixed for redemption and at the place or places stated in such notice at the redemption price, plus interest accrued to, but excluding, the redemption date, and unless the Company shall default in the payment of such Notes at the redemption price, plus interest, if any, accrued to, but excluding, such date, interest on the Notes or portion of Notes so called for redemption shall cease to accrue on and after such date and, after 5:00 p.m., New York City time, on the Trading Day immediately preceding the redemption date (unless the Company shall default in the payment of such Notes at the redemption price, together with interest accrued to such date) such Notes shall cease to be convertible pursuant to this Indenture and, except as provided in Section 9.05 and Section 13.02, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof plus accrued and unpaid interest to, but excluding, the redemption date. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the redemption price, together with interest accrued thereon to, but excluding, the redemption date; provided that if the applicable redemption date is after the applicable Record Date and on or before an interest payment date, the interest payable on such interest payment date shall be paid on such interest payment date to the holders of record of such Notes on the applicable Record Date instead of the holders surrendering such Notes for redemption on such date.
     Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

     Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any notice of redemption during the continuance of a default in payment of interest on the Notes. If any Note called for redemption shall not be so paid upon surrender thereof for redemption on the redemption date, as provided in this Section 3.03, the principal shall, until paid or duly provided for, bear interest from and including the redemption date at a rate equal to 1% per annum above the rate borne by the Notes and such Note shall remain convertible pursuant to this Indenture until the redemption price and interest shall have been paid or duly provided for.
     Notes and portions of Notes that are to be redeemed pursuant to this Article 3 shall be convertible by the Holder thereof until 5:00 p.m., New York City Time, on the Trading Day preceding the Redemption Date.
     Section 3.04 Conversion Arrangement on Call for Redemption. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment banks or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued to, but excluding, the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the redemption price of such Notes, together with interest accrued to, but excluding, the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Notes not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article 15) surrendered by such purchasers for conversion, all as of immediately prior to 5:00 p.m., New York City time, on the date fixed for redemption (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture.
     Section 3.05 Repurchase at Option of Holders Upon a Designated Event. (a) If there shall occur a Designated Event at any time prior to maturity of the Notes, then each Noteholder shall have the right, at such holder’s option, to require the Company to repurchase all of such holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount, in cash, on a date (the “Designated Event Repurchase Date”) specified by the Company, that is not less than 20 Business Days nor more than 35 Business Days after the date of the Company Repurchase Notice related to such Designated Event (or, if such day is not a Business Day, the next succeeding Business Day) at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the Designated Event Repurchase Date; provided that if such Designated Event Repurchase Date falls after a Record Date and on or prior to the corresponding interest payment date, then the interest payable on such interest payment date shall be paid to the holders of record of the Notes on the applicable

Record Date instead of the holders surrendering the Notes for repurchase on such date. However, notwithstanding the foregoing, holders shall not have the right to require the Company to repurchase any Notes under this Section 3.05 (and the Company shall not be required to deliver the Designated Event Repurchase Notice incidental thereto) if at least 90% of the consideration paid for the Company’s Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in the case of a Fundamental Change consists of shares of Capital Stock or American Depositary Receipts in respect of shares of Capital Stock traded on any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors) (or will be so traded or quoted immediately following the Fundamental Change) and, as a result of such transaction or transactions, the Notes become convertible into such shares of such Capital Stock.
     (b) On or before the tenth Business Day after the occurrence of a Designated Event, the Company shall mail or cause to be mailed to all holders of record on the date of the Designated Event (and to beneficial owners as required by applicable law) a Company Repurchase Notice as set forth in Section 3.07 with respect to such Designated Event. The Company shall also deliver a copy of the Company Repurchase Notice to the Trustee and the Paying Agent at such time as it is mailed to Noteholders. Concurrently with the mailing of such Company Repurchase Notice, the Company shall issue a press release announcing such Designated Event referred to in the Company Repurchase Notice, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Company Repurchase Notice or any proceedings for the repurchase of any Note which any Noteholder may elect to have the Company redeem as provided in this Section 3.05.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.05.
     (c) For a Note to be so repurchased at the option of the holder, the holder must deliver to the Paying Agent, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Designated Event Repurchase Date, (i) a written notice of repurchase (the “Repurchase Notice”) in the form set forth on the reverse of the Note duly completed (if the Note is certificated) or stating the following (if the Note is represented by a Global Note): (A) the certificate number of the Note which the holder will deliver to be repurchased or the appropriate Depositary procedures, (B) the portion of the principal amount of the Note which the holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 and (C) that such Note shall be repurchased as of the Designated Event Repurchase Date pursuant to the terms and conditions specified in the Note and in this Indenture; together with (ii) such Notes duly endorsed for transfer (if the Note if certificated) or book entry transfer of such Note (if such Note is represented by a Global Note). The delivery of such Note to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the holder of the repurchase price therefore; provided, however, that such repurchase price shall be so paid pursuant to this Section 3.05 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase

Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.
     (d) The Company shall repurchase from the holder thereof, pursuant to this Section 3.05, a portion of a Note, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.
     (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.
     Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.05 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Designated Event Repurchase Date and the time of the book-entry transfer or delivery of the Note. Payment of the repurchase price for a Note for which a Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Notes, together with necessary endorsements, to the Paying Agent.
     Section 3.06 Repurchase of Notes by the Company at Option of the Holder. (a) Each Noteholder shall have the right, at such holder’s option, to require the Company to repurchase all of such holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount, in cash, on March 1, 2014, March 1, 2017, and March 1, 2022 (each, a “Repurchase Date”), at a repurchase price of 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest (including contingent interest, if any) and additional interest, if any, to, but excluding, the Repurchase Date, subject to the provisions of Section 3.07 and subject to the satisfaction by the holder of the requirements set forth in Section 3.06(c). Payment of interest will be paid to the holder of record as of 5:00 p.m., New York City time, on the applicable Record Date.
     (b) On or before the 20th Business Day prior to each Repurchase Date, the Company shall mail or cause to be mailed to all holders of record on such date (and to beneficial owners as required by applicable law) a Company Repurchase Notice as set forth in Section 3.07. The Company shall also deliver a copy of the Company Repurchase Notice to the Trustee and the Paying Agent at such time as it is mailed to Noteholders.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.06.
     (c) For a Note to be so repurchased at the option of the holder, the holder must deliver to the Paying Agent, during the period beginning at 9:00 a.m., New York City Time, on the date that is 20 Business Days prior to the applicable Repurchase Date and ending at 5:00 p.m., New York City Time, on the Business Day immediately preceding the applicable Repurchase Date, (i) a Repurchase Notice in the form set forth on the reverse of the Note duly completed (if the Note is certificated) or stating the following (if the Note is represented by a Global Note): (A) the certificate number of the Note which the holder will deliver to be repurchased or the appropriate Depositary procedures, (B) the portion of the principal amount of the Note which the holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 and (C) that such Note shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in the Note and in this Indenture; together with (ii) such Notes duly endorsed for transfer (if the Note if certificated) or book entry transfer of such Note (if such Note is represented by a Global Note). The delivery of such Note to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the holder of the repurchase price therefore; provided, however, that such repurchase price shall be so paid pursuant to this Section 3.06 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.
     (d) The Company shall repurchase from the holder thereof, pursuant to this Section 3.06, a portion of a Note, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.
     (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.
     Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.06 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Repurchase Date and the time of the book-entry transfer or delivery of the Note. Payment of the repurchase price for a Note for which a Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Notes, together with necessary endorsements, to the Paying Agent.
     Section 3.07 Company Repurchase Notice.
     (a) The Company Repurchase Notice, as provided in Section 3.07(b), shall be given to holders in the event of a Designated Event, on or before the tenth Business Day after the occurrence of such a Designated Event as provided in Section 3.05(b) or not less than 20 Business Days prior to the Repurchase Date as provided in Section 3.05(b) (in either case, the “Company Repurchase Notice Date”).
     (b) In connection with any repurchase of Notes, the Company shall, in the case of a Designated Event, on or before the tenth Business Day after the Effective Date of such Designated Event or no less than 20 Business Days prior to each Repurchase Date, give notice to holders (with a copy to the Trustee) setting forth information specified in this Section (in either case, the “Company Repurchase Notice”).
     Each Company Repurchase Notice shall:
     (1) state the repurchase price and the Designated Event Repurchase Date or the Repurchase Date to which the Company Repurchase Notice relates;

     (2) state, if applicable, the circumstances constituting, and the date of, the Designated Event as well as whether such Designated Event also constitutes a Fundamental Change;
     (3) state that holders must exercise their right to elect repurchase prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Designated Event Repurchase Date or Repurchase Date, as the case may be;
     (4) include a form of Repurchase Notice;
     (5) state the name and address of the Paying Agent and the Conversion Agent, if applicable;
     (6) state that Notes must be surrendered to the Paying Agent to collect the repurchase price;
     (7) state that a holder may withdraw its Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Designated Event Repurchase Date or the Repurchase Date, as the case may be, by delivering a valid written notice of withdrawal in accordance with Section 3.08;
     (8) if the Notes are then convertible, state the Conversion Date (including any adjustment thereto required by this Indenture) and that Notes as to which a Repurchase Notice has been given may be converted until 5:00 p.m., New York City Time on the Business Day preceding the applicable repurchase date (unless the Company defaults in the payment of the applicable repurchase price) and only if the Repurchase Notice is withdrawn in accordance with the terms of this Indenture;
     (9) state the amount of interest accrued and unpaid per $1,000 principal amount of Notes to, but excluding, the Designated Event Repurchase Date and Repurchase Date, as the case may be;
     (10) state the procedures that holders must follow to require the Company to repurchase the Notes; and
     (11) state the CUSIP number of the Notes.
A Company Repurchase Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense; provided, that the text of the Company Repurchase Notice shall be prepared by the Company.
     (c) The Company will, to the extent applicable, comply with the provisions of Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act that may be applicable at the time of the repurchase of the Notes, file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and comply with all other federal and state securities laws in connection with the repurchase of the Notes.
     Section 3.08 Effect of Repurchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 3.05 or Section 3.06, the holder of the Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn in accordance with the following paragraph) thereafter be entitled to receive solely the repurchase price with respect to such Note. Such repurchase price shall be paid to such holder, subject to receipt of funds and/or Notes by the Paying Agent, promptly following the later of (x) the Designated Event Repurchase Date or the Repurchase Date with respect to such Note (provided the holder has satisfied the conditions in Section 3.05 or Section 3.06) and (y) the time of book-entry transfer or delivery of such Note to the Paying Agent by the holder thereof in the manner required by Section 3.05 or Section 3.06. Notes in respect of which a Repurchase Notice has been given by the holder thereof may not be converted pursuant to Article 15 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.
     A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Designated Event Repurchase Date or Repurchase Date, as the case may be, specifying:
     (a) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information, in accordance with appropriate Depositary procedures, if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,
     (b) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and
     (c) the principal amount, if any, of such Note which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.
     If a Repurchase Notice is properly withdrawn, the Company shall not be obligated to repurchase the Notes listed in such Repurchase Notice.
     Section 3.09 Deposit of Repurchase Price. (a) Prior to 11:00 a.m., New York City Time, on the Designated Event Repurchase Date or the Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 6.04, an amount of cash (in immediately available funds if deposited on the Designated Event Repurchase Date or the Repurchase Date, as the case may be), sufficient to pay the aggregate repurchase price of all the Notes or portions thereof that are to be repurchased as of the Designated Event Repurchase Date or the Repurchase Date, as the case may be.
     (b) If on the Designated Event Repurchase Date or the Repurchase Date the Paying Agent holds money sufficient to pay the repurchase price of the Notes that holders have elected to require the Company to repurchase in accordance with Section 3.05 or 3.06, as the case may be, then, on the Designated Event Repurchase Date or the Repurchase Date, as the case may be, such Notes will cease to be outstanding, interest will cease to accrue and all other rights of the holders of such Notes will terminate, other than the right to receive the repurchase price upon delivery or book-entry transfer of the Note. This will be the case whether or not book-entry transfer of the Note has been made or the Note has been delivered to the Paying Agent.
     Section 3.10 Notes Repurchased in Part. Upon presentation of any Note repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Notes presented.
     Section 3.11 Repayment to the Company. Subject to the requirements of applicable law, the Paying Agent shall return to the Company any cash that remains unclaimed, held by them for the payment of the repurchase price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.09 exceeds the aggregate repurchase price of the Notes or portions thereof which the Company is obligated to repurchase as of the Designated Event Repurchase Date or the Repurchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Designated Event Repurchase Date or the Repurchase Date, as the case may be, the Trustee shall return any such excess to the Company, together with interest, if any, thereon.
ARTICLE 4
SUBORDINATION OF NOTES
     Section 4.01 Notes Subordinated To Senior Indebtedness. The Company covenants and agrees, and the Trustee and each holder of the Notes by the acceptance thereof likewise covenant and agree, that all Notes shall be issued subject to the provisions of this Article 4; and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of, premium, if any, and interest on (and other obligations, if any, with respect to) the Notes by the Company shall, to the extent and in the manner set forth in this Article 4, be subordinated and junior in right of payment to the prior payment in full in cash of all obligations arising under Senior Indebtedness. The Notes will be contractually equal in right of payment to the Company’s future senior subordinated indebtedness.
     Section 4.02 No Payment On Notes In Certain Circumstances.
     (a) No direct or indirect payment (other than in Junior Securities) by or on behalf of the Company of principal of, premium, if any, or interest on (and other obligations, if any, with respect to) the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to an offer to repurchase, redemption or otherwise, will be made, if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived in writing or the benefits of this sentence waived in writing by or on behalf of the holders of such Designated

Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated by the holder or holders of such Designated Senior Indebtedness or may be accelerated by the holder or holders of such Designated Senior Indebtedness with the giving of notice or the passage of time or both, and upon receipt by the Trustee of written notice (a “Payment Blockage Notice”) from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of the holders of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived in writing or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash (or such payment shall be duly provided for in a manner satisfactory to holders of Senior Indebtedness) or otherwise to the extent holders of Senior Indebtedness in their sole discretion accept satisfaction of amounts due by settlement in other than cash or the benefits of these provisions have been waived in writing by the holders of such Designated Senior Indebtedness, no direct or indirect payment (other than in Junior Securities) will be made by or on behalf of the Company of principal of, premium, if any, or interest on (and other obligations, if any, with respect to) the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to an offer to repurchase, redemption or otherwise to such holders during a period (a “Payment Blockage Period”) commencing on the date of receipt of the Payment Blockage Notice by the Trustee and ending 179 days thereafter. The Trustee shall deliver a copy of the Payment Blockage Notice to the Company promptly upon receipt thereof.
     Notwithstanding anything in the subordination provisions of this Indenture or the Notes to the contrary, (1) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given and (2) not more than one Payment Blockage Period may exist with respect to the Notes during any period of 360 consecutive calendar days. No default that existed or was continuing on the date of delivery of any Payment Blockage Notice (whether or not such event is with respect to the same issue of Designated Senior Indebtedness) may be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 consecutive calendar days.
     (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any holder at a time when such payment is prohibited by Section 4.02(a) and notice of such payment prohibition has been received by the Trustee or any holder, such payment shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Indebtedness or their respective representatives, or to the trustee or trustees or agent or agents under any indenture or agreement pursuant to which any of such Designated Senior Indebtedness may have been issued or incurred, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Indebtedness that such prohibited payment has been made, the holders of the Designated Senior Indebtedness (or their representative or representatives or a trustee or trustees) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Indebtedness.

     Section 4.03 Payment Over Of Proceeds Upon Dissolution, Etc.
     (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to the creditors of the Company upon any dissolution or winding-up or total liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other similar proceedings relating to the Company, any assignment for the benefit of creditors or any marshalling of the Company’s assets and liabilities, the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all obligations due in respect of such Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed), or have provision made for such payment in a manner acceptable to holders of such Senior Indebtedness, before the holders of the Notes or the Trustee on behalf of such holders shall be entitled to receive any payment by the Company of the principal of, premium, if any, or interest on (and other obligations, if any, with respect to) the Notes, or any payment by the Company to acquire any of the Notes for cash, property or securities, or any distribution by the Company with respect to the Notes of any cash, property or securities (in each case, other than payments in Junior Securities).
     (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (in each case, other than Junior Securities), shall be received by the Trustee or any Paying Agent or any holder of Notes at a time when such payment or distribution is prohibited by Section 4.03(a) and before all obligations in respect of Senior Indebtedness are paid in full in cash (or such payment shall be duly provided for in a manner satisfactory to the holders of Senior Indebtedness) or otherwise to the extent holders of Senior Indebtedness in their sole discretion accept satisfaction of amounts due by settlement in other than cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture or agreement pursuant to which any of such Senior Indebtedness may have been issued or incurred, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash (or such payment shall be duly provided for in a manner satisfactory to the holders of Senior Indebtedness) or otherwise to the extent holders of Senior Indebtedness in their sole discretion accept satisfaction of amounts due by settlement in other than cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.
     The consolidation of the Company with, or the merger of the Company with or into, another corporation or limited liability company or the liquidation or dissolution of the Company following the sale, conveyance, transfer or lease of the Company’s and its subsidiaries’ property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article 12 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Article 4 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer or lease, comply with the conditions stated in Article 12.

     Section 4.04 Subrogation. Upon the payment in full in cash (or such payment shall be duly provided for in a manner satisfactory to the holders of Senior Indebtedness) or otherwise to the extent holders of Senior Indebtedness in their sole discretion accept satisfaction of amounts due by settlement in other than cash of all Senior Indebtedness, the holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, cash equivalents, property or securities of the Company made on such Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full in cash or the Notes are no longer outstanding; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, cash equivalents, property or securities to which the holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article 4, and no payment over pursuant to the provisions of this Article 4 to the holders of Senior Indebtedness by holders of the Notes or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article 4 are and are intended solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.
     If any payment or distribution to which the holders of the Notes would otherwise have been entitled but for the provisions of this Article 4 shall have been applied, pursuant to the provisions of this Article 4, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the holders of the Notes shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full in cash of such Senior Indebtedness (or to duly provide for such payment in a manner satisfactory to the holders of Senior Indebtedness) or otherwise to the extent holders of Senior Indebtedness in their sole discretion accept satisfaction of amounts due by settlement in other than cash.
     Section 4.05 Obligations Of Company Unconditional. Nothing contained in this Article 4 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company and the holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Notes the principal of, premium on and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 4 of the holders of the Senior Indebtedness in respect of cash, cash equivalents, property or securities of the Company received upon the exercise of any such remedy.
     Without limiting the generality of the foregoing, nothing contained in this Article 4 shall restrict the right of the Trustee or the holders of Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Section 8.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full in cash (including Post-Petition Interest), or have provision made for such payment in a manner satisfactory to the holders of such Senior Indebtedness, before the holders of the Notes or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of, premium and interest on (and other obligations, if any, with respect to) the Notes.
     Section 4.06 Notice To Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 4. Unless the Trustee has failed to give notice of its change of address pursuant to Section 16.03 hereof, the Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee subject to the provisions of Article 9 shall, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 4.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 4.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 4.03 or from any holder under Section 4.02(b). The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or agent or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or agent or representative on behalf of any such holder. A holder of Senior Indebtedness and any trustee, agent or other representative on behalf of such holder shall be entitled to deliver all notices required by this Section 4.06 or otherwise pursuant to this Article 4 to the address of the Trustee set forth herein unless such holder or the trustee, agent or representative of such holder shall have received actual written notice of a change of address of the Trustee.
     In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 4, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 4, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     Section 4.07 Trustee’s Relation To Senior Indebtedness. The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article 4 with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 4, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Section 4.02(b) and 4.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 4 or otherwise.
     Section 4.08 Subordination Rights Not Impaired By Acts Or Omissions Of The Company Or Holders Of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article 4 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.
     Section 4.09 Holders Authorize Trustee To Effectuate Subordination Of Notes. Each holder of Notes by his acceptance of such Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 4, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Notes in the form required in those proceedings.
     Section 4.10 This Article Not To Prevent Events Of Default. The failure to make a payment on account of principal of, or premium, if any, or interest on the Notes by reason of any provision of this Article 4 shall not be construed as preventing the occurrence of an Event of Default specified in clauses (a) or (b) of Section 8.01.
     Section 4.11 Trustee’s Compensation And Rights To Indemnification Not Prejudiced. Nothing in this Article 4 shall apply to amounts due to the Trustee, or its rights to indemnification, pursuant to other sections in this Indenture.
     Section 4.12 No Waiver Of Subordination Provisions. Without in any way limiting the generality of Section 4.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Notes, without incurring responsibility to the holders of the Notes and without impairing or releasing the subordination provided in this Article 4 or the obligations hereunder of the holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew, alter or amend, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.
     Section 4.13 Subordination Provisions Not Applicable To Money Held In Trust For Holders; Payments May Be Paid Prior To Dissolution. All funds deposited in trust with the Paying Agent pursuant to and in accordance with Article 13 when permitted pursuant to Article 4 shall be for the sole benefit of the holders and shall not be subject to this Article 4.
     Nothing contained in this Article 4 or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in this Article 4, from making payments of principal of, premium, if any, and interest on the Notes or from depositing with the Paying Agent any moneys for such payments or from effecting a termination of the Company’s obligations under the Notes and this Indenture as provided in Article 13, or (ii) the application by the Trustee of any moneys deposited with it or any Paying Agent for the purpose of making such payments of principal of, premium, if any, and interest on the Notes, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 4.02(b) or in Section 4.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.
     Section 4.14 Acceleration Of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of the Senior Indebtedness of the acceleration.
     Section 4.15 Certain Conversions and Repurchases Not Deemed Payment. For the purposes of this Article 4 only, the issuance and delivery of Junior Securities, if any, upon conversion of Notes in accordance with, and the payment, issuance or delivery of cash, property or securities upon conversion of a Note as a result of any transaction pursuant to, Section 15.01 shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest on Notes or on account of the purchase or other acquisition of Notes. For the purposes of this Article 4, the term “Junior Securities” means (a) Common Stock of the Company, or (b) securities of the Company that are subordinated in right of payment to all Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to at least the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article 4. Nothing contained in this Article 4 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Noteholders, the right, which is absolute and unconditional, of the holder of any Note to convert such Note in accordance with Section 15.01.
ARTICLE 5
CONTINGENT INTEREST
     Section 5.01 Contingent Interest. Beginning with the six-month interest period commencing March 1, 2014, the Company will pay contingent interest during any six-month interest period if the Trading Price of the Notes for each of the five Trading Days ending on the second Trading Day immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the Notes. During any six-month interest period when contingent interest is payable, the contingent interest payable on each $1,000 principal amount of Notes shall equal 0.3% of the average Trading Price of $1,000 principal amount of Notes during the five Trading Days immediately preceding the first day of the applicable six-month interest period used to determine whether contingent interest must be paid.
     The Trustee’s sole responsibility pursuant to Section 5.01 hereof shall be to obtain the Trading Price of the Notes for each of the five Trading Days immediately preceding the first day of the applicable six-month interest period and to provide such information to the Company. The Company shall determine whether holders are entitled to receive contingent interest, and if so, provide notice pursuant to Section 5.03. Notwithstanding any term contained in this Indenture or any other document to the contrary, the Trustee shall have no responsibilities, duties or obligations for or with respect to (i) determining whether the Company must pay contingent interest or (ii) determining the amount of contingent interest, if any, payable by the Company.
     Section 5.02 Payment of Contingent Interest. Contingent interest for any six-month interest period shall be paid on the applicable interest payment date to the Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the corresponding Record Date. Contingent interest due under this Article 5 shall be treated for all purposes of this Indenture like any other interest accruing on the Notes.
     Section 5.03 Contingent Interest Notification. On or before the first Business Day of a six-month interest period during which contingent interest will be paid, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News stating that contingent interest will be paid on the Notes and identifying the six-month interest period.
ARTICLE 6
PARTICULAR COVENANTS OF THE COMPANY
     Section 6.01 Payment of Principal, Premium and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid when due the principal of (including the redemption price upon redemption or the repurchase price upon repurchase, in each case pursuant to Article 3), and premium, if any, and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.
     Section 6.02 Maintenance of Office or Agency. The Company will maintain an office or agency, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the

Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
     The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby initially designates the Trustee as Paying Agent, Note Registrar, Custodian and conversion agent and the Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes.
     So long as the Trustee is the Note Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 9.10(a) and the third paragraph of Section 9.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Notes it can identify from its records.
     Section 6.03 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, upon the terms and conditions and otherwise as provided in Section 9.10, a Trustee, so that there shall at all times be a Trustee hereunder.
     Section 6.04 Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 6.04:
     (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;
     (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of and premium, if any, or interest on the Notes when the same shall be due and payable; and
     (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
     The Company shall, on or before each due date of the principal of, premium, if any, or interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.
     (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, premium, if any, and interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of, premium, if any, or interest on the Notes when the same shall become due and payable.
     (c) Anything in this Section 6.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 6.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.
     (d) Anything in this Section 6.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 6.04 is subject to Section 13.02 and Section 13.03.
     The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.
     Section 6.05 Existence. Subject to Article 12, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Noteholders.
     Section 6.06 Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary and (iii) all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, conversion, redemption or repurchase of any Notes or with respect to this Indenture; provided that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

     Section 6.07 Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Notes or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Notes or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Notes or such Common Stock, all to the extent required to enable such holder or beneficial holder to sell its Notes or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A.
     Section 6.08 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 6.09 Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty calendar days after the end of each fiscal year of the Company, a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.
     The Company will deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.
     Any notice required to be given under this Section 6.09 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.
     Section 6.10 Additional Interest Notice. In the event that the Company is required to pay Additional Interest to holders of Notes pursuant to the Registration Rights Agreement, the Company will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen calendar days prior to the proposed payment date for Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.
     Section 6.11 Tax Treatment.
     (a) The parties hereto hereby agree, and each holder and any beneficial holder of a Note by its purchase of a Note hereby agrees (in the absence of administrative pronouncement or judicial ruling to the contrary):
     (i) to treat the Notes as indebtedness of the Company for all United States federal income tax purposes;
     (ii) to treat the Notes as debt instruments that are subject to Treasury Regulation section 1.1275-4(b); and
     (iii) to treat the delivery of cash (including cash delivered in lieu of a fractional share) and Common Stock, if any, to a holder of a Notes upon conversion of such Notes, or upon a repurchase or redemption, as a contingent payment (in an amount equal to the sum of the fair market value of such Common Stock and any cash received) under Treasury Regulation section 1.1275-4(b).
     (b) Solely for purposes of applying Treasury Regulation section 1.1275-4 to the Notes:
     (i) for United States federal income tax purposes, the Company shall accrue interest with respect to outstanding Notes as original issue discount according to the “noncontingent bond method,” as set forth in Treasury Regulation section 1.1275-4(b) using a comparable yield of 8.5% compounded semi-annually and a projected payment schedule, which a holder may obtain by telephoning Pioneer Companies, Inc., Corporate Secretary at (713) 570 3200 or submitting a written request for it to the Company at the following address: Pioneer Companies, Inc., 700 Louisiana Street, Suite 4300, Houston, Texas 77002; and
     (ii) the Company acknowledges and agrees, and each holder and any beneficial holder of a Note, by its purchase of a Note shall be deemed to acknowledge and agree, that (A) the comparable yield and the projected payment schedule are determined on the basis of an assumption of linear growth of stock price, (B) the comparable yield and the projected payment schedule are not determined for any purpose other than for the purpose of applying Treasury Regulation section 1.1275-4(b)(4) to the Note, (C) the comparable yield and the projected payment schedule do not constitute a projection or representation regarding the actual amounts payable on the Notes, and (D) the Company’s application of Treasury Regulation section 1.1275-4(b) shall be binding on each holder and any beneficial holder of a Note, including the Company’s determination of the comparable yield and the projected payment schedule.

     Section 6.12 Limitation on Layering. The Company shall not incur any Indebtedness that is both contractually senior in right of payment to the Notes and contractually subordinate in right of payment to any other Indebtedness of the Company.
ARTICLE 7
NOTEHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE
     Section 7.01 Noteholders’ Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee at least seven Business Days before each interest payment date, and at such other times as the Trustee may reasonably request in writing, within thirty calendar days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes as of a date not more than fifteen calendar days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Note Registrar.
     Section 7.02 Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 7.01 or maintained by the Trustee in its capacity as Note Registrar or co-registrar in respect of the Notes, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.
     (b) The rights of Noteholders to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
     (c) Every Noteholder agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the Trust Indenture Act.
     Section 7.03 Reports by Trustee. (a) Within sixty calendar days after May 15 of each year commencing with the year 2007, the Trustee shall transmit to holders of Notes such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. In the event that no events have occurred under the applicable sections of the Trust Indenture Act the Trustee shall be under no duty or obligation to provide such reports.
     (b) A copy of such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system, if any, upon which the Notes are listed and with the Company. The Company will promptly notify the

Trustee in writing if the Notes are listed on any stock exchange or automated quotation system or delisted therefrom.
     Section 7.04 Reports by Company. The Company shall deliver to the Trustee (and the Commission if at any time after the Indenture becomes qualified under the Trust Indenture Act), and the Company shall deliver or shall cause to be delivered to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act, whether or not the Notes are governed by such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be delivered to the Trustee within 30 calendar days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificates).
ARTICLE 8
REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON AN EVENT OF DEFAULT
     Section 8.01 Events of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:
     (a) default in the payment of any installment of interest upon any of the Notes as and when the same shall be due and payable, and continuance of such default for a period of thirty calendar days, whether or not the payment is prohibited by Article 4; or
     (b) default in the payment of the principal of any of the Notes as and when the same shall be due and payable at maturity, by acceleration or otherwise, or default in the payment of the redemption price or the repurchase price in connection with any redemption or repurchase pursuant to Article 3, whether or not the payment is prohibited by Article 4; or
     (c) default in the payment of the Conversion Obligation when due, whether due in cash or cash and shares of Common Stock, as the case may be, and such failure continues for a period of five days thereafter
     (d) the Company fails to provide on a timely basis a Company Repurchase Notice after the occurrence of a Designated Event as provided in Section 3.07(b); or
     (e) failure on the part of the Company to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 8.01 specifically dealt with) and such failure continues for a period of sixty calendar days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes at the time outstanding;
     (f) the Company shall default in the payment of principal when due upon acceleration of other Indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the acceleration has occurred exceeds $20 million and such other Indebtedness has not been discharged, or such acceleration has not been rescinded, stayed or annulled within a period of 30 calendar days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes at the time outstanding;
     (g) failure by the Company or any of its Subsidiaries, within 30 calendar days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds in the aggregate $20 million, which are not stayed on appeal;
     (h) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or
     (i) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty consecutive calendar days;
then, and in each and every such case (other than an Event of Default specified in Section 8.01(h) and (i)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of at least than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of and premium, if any, and interest accrued and unpaid on all the Notes to be due and payable, and upon any such declaration the same shall be due and payable (i) immediately if there shall no longer be a Senior Credit Facility or, (ii) if the Senior Credit Facility is in effect, immediately upon the earlier to occur of (A) the date Indebtedness under the Senior Credit Facility is declared accelerated and (B) the fifth Business Day after written notice of the declaration of such acceleration has been given to the agents under the Senior Credit Facility, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 8.01(h) or Section 8.01(i) occurs, the principal of and premium, if any, and interest accrued and unpaid on all the Notes shall be immediately and automatically due and payable without necessity of further action. If, at any time after the principal of and premium, if any, and interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, (a) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay (i) all matured installments of interest upon all the Notes, (ii) the principal of and premium, if any, on all the Notes which shall have become due otherwise than by acceleration, (iii) interest on overdue installments of accrued and unpaid interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal of and premium, if any, as provided in Section 8.02, to the date of such payment or deposit and (iv) amounts due to the Trustee pursuant to Section 9.06, and (b) any and all defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued and unpaid interest on the Notes which shall have become due by such declaration of acceleration, shall have been cured or waived pursuant to Section 8.07, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding on behalf of the holders of all of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences subject to Section 8.07; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default, as provided in Section 6.09.
     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.
     Section 8.02 Payments of Notes on Default; Suit Therefor. The Company covenants that in the case of an Event of Default pursuant to Section 8.01(a) or 8.01(b), upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, (i) the whole amount that then shall be due and payable on all such Notes for principal and premium, if any, or interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest at the rate borne by the Notes, plus 1%, from the required payment date and, (ii) in addition thereto, any amounts due the Trustee under Section 9.06. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and interest on the Notes to the registered holders, whether or not the Notes are overdue.
     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.
     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 8.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, accrued and unpaid interest in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 9.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
     All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.
     In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.
     Section 8.03 Application of Monies Collected by Trustee. Any monies or properties collected by the Trustee pursuant to this Article 8, shall be applied, subject to Article 4, in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, or properties upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 9.06;
     SECOND: In case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of accrued and unpaid interest, if any, on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) as provided in Section 8.02 upon the overdue installments of interest at the annual rate of 1% above the then applicable interest rate, such payments to be made ratably to the Persons entitled thereto;
     THIRD: In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of accrued and unpaid interest, as provided in Section 8.02, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and
     FOURTH: To the payment of the remainder, if any, to the Company or any other Person as a court of competent jurisdiction shall direct.
     Section 8.04 Proceedings by Noteholder. No holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal, premium, if any, or interest on the Notes, unless (a) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (b) the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such satisfactory security or indemnity as it may require against the costs, liabilities or expenses to be incurred therein or thereby, (c) the Trustee for 60 calendar days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and (d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 8.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 8.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
     Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of (including the redemption price or repurchase price upon redemption or repurchase pursuant to Article 3) and premium, if any, and accrued interest on such Note, on or after the respective due dates expressed in such Note or in the event of redemption or repurchase, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.
     Anything contained in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.
     Section 8.05 Proceedings by Trustee. In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
     Section 8.06 Remedies Cumulative and Continuing. Except as provided in Section 2.06, all powers and remedies given by this Article 8 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 8.04, every power and remedy given by this Article 8 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.
     Section 8.07 Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Noteholder to the detriment of other Noteholders and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the holders of all of the Notes, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal of, premium, if any, or interest on the Notes, (ii) a failure by the Company to convert any Notes as required by this Indenture, (iii) a default in the payment of the redemption price on the redemption date pursuant to Article 3, (iv) a default in the payment of the repurchase price on the Designated Event Repurchase Date or the Repurchase Date pursuant to Article 3 or (v) a default in respect of a covenant or provisions hereof which under Article 11 cannot be modified or amended without the consent of the holders of all Notes then outstanding or each Note affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 8.07, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
     Section 8.08 Notice of Defaults. The Trustee shall, within ninety calendar days after a Responsible Officer of the Trustee has knowledge of the occurrence of a default or an Event of Default, mail to all Noteholders, as the names and addresses of such holders appear upon the Note Register, notice of defaults or Event of Defaults known to a Responsible Officer, unless such defaults or Events of Defaults shall have been cured or waived before the giving of such notice; provided that except in the case of default in the payment of the principal of, or premium, if any, or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer and/ or a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.
     Section 8.09 Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 8.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 10.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of, or premium, if any, or interest on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 15.
ARTICLE 9
THE TRUSTEE
     Section 9.01 Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:
     (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and
     (ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the form required of this Indenture;
     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;
     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 10.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

     (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;
     (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent (other than the Trustee) or any records maintained by any co-registrar (other than the Trustee) with respect to the Notes;
     (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee has otherwise received written notice thereof; and
     (g) the Trustee shall not be deemed to have knowledge of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have been notified in writing of such Event of Default by the Company or a holder of Notes.
None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     Section 9.02 Reliance on Documents, Opinions, etc. Except as otherwise provided in Section 9.01:
     (a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
     (c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on and in accordance with such advice or Opinion of Counsel;
     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;
     (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
     (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;
     (g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
     (i) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and
     (j) any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.
     Section 9.03 No Responsibility for Recitals, etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.
     Section 9.04 Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any conversion agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, conversion agent or Note Registrar.
     Section 9.05 Monies to be Held in Trust. Subject to the provisions of Section 13.02, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. Except as otherwise provided herein, the Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.
     Section 9.06 Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, recklessness or bad faith. The Company also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or reasonable expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence, willful misconduct, recklessness or bad faith on the part of the Trustee or such officers, directors, employees or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, any holder or any other Person) of liability in the premises. The obligations of the Company under this Section 9.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.
     When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 8.01(e) or (f) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute reasonable expenses of administration under any bankruptcy, insolvency or similar laws.
     Section 9.07 Officers’ Certificate as Evidence. Except as otherwise provided in Section 9.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, bad faith, recklessness or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.
     Section 9.08 Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

     Section 9.09 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 9.10 Resignation or Removal of Trustee.
     (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty calendar days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Noteholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 8.09, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
     (b) In case at any time any of the following shall occur:
     (i) the Trustee shall fail to comply with Section 9.08 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months; or
     (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or
     (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 8.09, any Noteholder who has been a bona fide holder of a

Note or Notes for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment sixty calendar days after either the Company or the Noteholders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten calendar days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Noteholder, or if such Trustee so removed or any Noteholder fails to act, the Company, upon the terms and conditions and as otherwise provided in Section 9.10(a), may petition any court of competent jurisdiction for an appointment of a successor trustee.
     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.11.
     (e) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 9.06 shall continue for the benefit of the retiring Trustee.
     Section 9.11 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 9.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 9.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 9.06.
     No successor trustee shall accept appointment as provided in this Section 9.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 9.08 and be eligible under the provisions of Section 9.09.
     Upon acceptance of appointment by a successor trustee as provided in this Section 9.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten (10) calendar days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
     Section 9.12 Succession by Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 9.08 and eligible under the provisions of Section 9.09.
     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 9.13 Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).
ARTICLE 10
THE NOTEHOLDERS
     Section 10.01 Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation a date as the record date for determining holders entitled to take such action.

The record date shall be not more than fifteen calendar days prior to the date of commencement of solicitation of such action.
     Section 10.02 Proof of Execution by Noteholders. Subject to the provisions of Sections 9.01 and 9.02, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note Registrar.
     Section 10.03 Absolute Owners. The Company, the Trustee, any Paying Agent, any conversion agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any conversion agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.
     Section 10.04 Company-Owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or any Affiliate of the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 10.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 9.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
     Section 10.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 10.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 10.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.
ARTICLE 11
SUPPLEMENTAL INDENTURES
     Section 11.01 Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental without the consent of the holders of the Notes hereto for one or more of the following purposes:
     (a) make provision with respect to the conversion rights of the holders of Notes and the repurchase obligations of the Company in connection with a Designated Event pursuant to the requirements of Section 3.05;
     (b) to convey, transfer, assign, mortgage or pledge to the Trustee, as security for the Notes, any property or assets;
     (c) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 12;
     (d) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors determines to be for the benefit of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;
     (e) surrender any right or power herein conferred upon the Company;
     (f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture provided that such action does not adversely affect the interests of the holders of the Notes in any material respect (it being understood that no modification or amendment to cure any ambiguity or correct or supplement any inconsistency or defect in the Indenture relating to the Notes made solely to conform the Indenture to the description of the Notes contained in the related offering memorandum dated March 20, 2007 will be deemed to adversely affect the interests of the holders of the Notes);
     (g) add or modify any provisions herein with respect to matters or questions arising hereunder which the Company may deem necessary or desirable and that shall not be inconsistent with the provisions of this Indenture; provided, that such change or modification pursuant to this clause (g) does not, in the good faith determination of the Board of Directors (as evidenced by a resolution of the Board of Directors), adversely affect the interests of the holders of the Notes in any material respect;
     (h) increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the holders of the Notes (after taking into account tax and other consequences of such increase);
     (i) make any changes or modifications necessary in connection with the registration of the Notes under the Securities Act as contemplated in the Registration Rights Agreement; provided that such change or modification pursuant to this clause (i) does not adversely affect the interests of the holders of the Notes in any material respect;
     (j) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;
     (k) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect or maintain the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted; or
     (l) to provide for conversion of the Notes pursuant to Section 15.06.
     Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.02.
     Section 11.02 Supplemental Indenture With Consent of Noteholders. With the consent (evidenced as provided in Article 10) of the holders of a majority in aggregate principal amount of the Notes at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall, without the consent of the holder of each Note so affected:
     (i) extend the fixed maturity of any Note;

     (ii) reduce the rate or extend the time for payment of interest on any Note;
     (iii) reduce the principal amount of any Note or premium, if any, on any Note;
     (iv) reduce any amount payable on redemption or repurchase of any Note;
     (v) impair the right of any holder to institute suit for the payment of any Note;
     (vi) make the principal of any Note, premium, if any, on any Note or interest on any Note payable in any coin or currency other than that provided in the Notes;
     (vii) change the obligation of the Company to redeem any Note called for redemption on a redemption date in a manner adverse to the holders of Notes;
     (viii) change the obligation of the Company to repurchase any Note upon a Designated Event in a manner adverse to the holders of Notes;
     (ix) change the obligation of the Company to repurchase any Note at the option of a holder on a Repurchase Date in a manner adverse to the holders of Notes;
     (x) affect the right of a holder to convert any Note or to reduce the cash or number of             shares of Common Stock, if any, or any other property receivable upon conversion pursuant to the terms set forth herein, including Section 15.06;
     (xi) modify any of the provisions of this Section 11.02 or Section 8.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note so affected;
     (xii) change any obligation of the Company to maintain an office or agency as set forth in Section 6.02;
     (xiii) modify in any material respect the subordination provisions in Article 4 in a manner adverse to the holders; or
     (xiv) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of each holder of Notes so affected.
     Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by the Company’s Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Noteholders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
     Section 11.03 Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 11 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 11.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 11, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     Section 11.04 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 11 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
     Section 11.05 Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee. Prior to entering into any supplemental indenture pursuant to this Article 11, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 11 and is otherwise authorized or permitted by this Indenture.
ARTICLE 12
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE
     Section 12.01 Company May Consolidate on Certain Terms. Subject to the provisions of Section 12.02, the Company shall not, in a single transaction or a series of related transactions, consolidate or merge with or into any other Person or Persons (whether or not affiliated with the Company), nor shall the Company sell, convey, transfer or lease the property and assets of the Company substantially as an entirety, to any other Person (whether or not affiliated with the Company), unless: (i) the Company is the continuing corporation, or the resulting, surviving or transferee Person (if other than the Company) is a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company, shall be expressly assumed by a supplemental indenture reasonably satisfactory in form to the Trustee and all of the obligations of the Company under the Registration Rights Agreement shall be expressly assumed by a supplemental agreement, in each case, executed and delivered to the Trustee by the Person (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the Person that shall have acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 15.06; (iii) immediately after giving effect to the transaction described above, no default or Event of Default, has occurred and is continuing; and (iv) the Company has delivered to the Trustee the Officers’ Certificate and Opinion of Counsel, if any, requested pursuant to Section 12.03.
Section 12.02 Successor to be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the continuing corporation and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company, and by supplemental agreement, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of all of the obligations of the Company under the Registration Rights Agreement, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part, and Pioneer Companies, Inc. shall be discharged from its obligations under the Notes, this Indenture and the Registration Rights Agreement. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Pioneer Companies, Inc. any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, upon compliance with this Article 12 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 12 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

     In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
     Section 12.03 Opinion of Counsel to be Given Trustee. Prior to execution of any supplemental indenture pursuant to this Article 12, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 12.
ARTICLE 13
SATISFACTION AND DISCHARGE OF INDENTURE
     Section 13.01 Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (4) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (5) rights hereunder of Noteholders to receive payments of principal of and premium, if any, and interest on the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 16.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably incurred and documented by the Trustee and to compensate the Trustee for any services thereafter reasonably rendered and documented by the Trustee in connection with this Indenture or the Notes.
     Section 13.02 Deposited Monies to be Held in Trust by Trustee. Subject to Section 13.04, all monies deposited with the Trustee pursuant to Section 9.05, shall be held in trust for the sole benefit of the Noteholders, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the holders of the Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest. Moneys so held in trust shall not be subject to the provisions of Article 4. All moneys deposited with the Trustee pursuant to Section 9.05 (and held by it or any Paying Agent) for the payment of Notes subsequently converted shall be returned to the Company upon request. The Trustee is not responsible to anyone for interest on any deposited funds except as agreed in writing.
     Section 13.03 Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
     Section 13.04 Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of, premium, if any, or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.
     Section 13.05 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 13.02; provided that if the Company makes any payment of principal of or premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 14
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS
     Section 14.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or, premium, if any, or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or any of the Company’s subsidiaries or of any successor thereto, either directly or through the Company or any of the Company’s subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.
ARTICLE 15
CONVERSION OF NOTES
     Section 15.01 Right to Convert.
     (a) Subject to and upon compliance with the provisions of this Indenture, on or prior to the Trading Day immediately preceding the Maturity Date, the holder of any Note not previously redeemed or repurchased shall have the right, at such holder’s option, to convert the principal amount of the Note, or any portion of such principal amount which is a multiple of $1,000, into cash or, as provided herein, cash and Common Stock, at the Conversion Rate in effect at such time, by surrender of the Note so to be converted in whole or in part, together with any required funds, under the circumstances and in the manner described in this Article 15; provided, however, that at any time prior to the close of business on the Trading Day preceding January 1, 2014, holders may convert their Notes only upon occurrence of one of the following events:
     (i) during the five Business Days immediately following any five consecutive Trading-Day period in which the Trading Price per $1,000 principal amount of the Notes for each day of such five Trading-Day period was less than 98% of the product of the Closing Sale Price of a share of Common Stock and the Conversion Rate in effect on each such Trading Day;
     (ii) as provided in Section (b) of this Section 15.01; or
     (iii) in connection with the redemption of the Notes in accordance with Section 3.03; or
     (iv) if a Fundamental Change occurs, at any time beginning 15 Trading Days prior to the date announced by the Company as the anticipated effective date of the Fundamental Change and until and including the Designated Event Repurchase Date corresponding to such Fundamental Change (subject to expiration of such conversion right if any holder has submitted any or all of its Notes for repurchase as set forth under Section 3.05); or
     (v) during any fiscal quarter after the fiscal quarter ending June 30, 2007, the Closing Sale Price of the shares of Common Stock for any 20 or more consecutive Trading Days in any 30 consecutive Trading-Day period ending on the last trading day of the immediately preceding fiscal quarter exceeds 120% of the Conversion Rate in effect on the last Trading Day of the immediately preceding calendar quarter.

     Notes and portions of Notes that are to be redeemed pursuant to Article 3 shall be convertible by the Holder thereof until 5:00 p.m., New York City Time, on the Trading Day preceding the Redemption Date.
     The Trustee (or other conversion agent appointed by the Company) shall, on behalf of the Company, determine on a daily basis during the time period specified in Section 15.01(a)(i) whether the Notes shall be convertible as a result of the occurrence of an event specified in clause (i) above and, if the Notes shall be so convertible, the Trustee (or other conversion agent appointed by the Company) shall promptly deliver to the Company and the Trustee (if the Trustee is not the conversion agent) written notice thereof.
     The Trustee (or other conversion agent appointed by the Company) shall have no obligation to determine the Trading Price under Section 15.01(a)(i) unless the Company has requested that the Trustee make such a determination; and the Company shall have no obligation to make such request unless so requested in writing by a holder that provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Closing Sale Price of a share of Common Stock and the Conversion Rate then in effect. If a holder submits such a request, the Company shall instruct the Trustee (or other conversion agent) to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Closing Sale Price of a share of Common Stock and the Conversion Rate then in effect for five consecutive Trading Days; provided that the Trustee shall be under no duty or obligation to make the calculations described in Section 15.01(a)(i) hereof or to determine whether the Notes are convertible pursuant to such section. For the avoidance of doubt, the Company shall make the calculations described in Section 15.01(a)(i) using the Trading Price provided by the Trustee. If, at any point after the trading price condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than 98% of the product of the Closing Sale Price of shares of Common Stock and the Conversion Rate then in effect, the Company shall notify the holders of Notes.
     The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee’s duties and obligations pursuant to Section 15.01(a)(i) hereof (including without limitation the calculation or determination of the Closing Sale Price and the Trading Price), and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 15.01; provided, however, that nothing contained herein shall be construed to relieve the Trustee of its duties pursuant to Section 15.01(a)(i) hereof.
     (b) In addition, if:
     (i) (A) the Company distributes to all holders of Common Stock rights or warrants entitling them (for a period expiring within 45 calendar days of the record date for the determination of the stockholders entitled to receive such distribution) to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Sale Price of a share of Common Stock for the ten Trading Days immediately preceding, but not including, the declaration date for such distribution, or (B)

the Company distributes to all holders of Common Stock, cash or other assets, debt securities or rights to purchase its securities, where the fair market value of such distribution per share of Common Stock exceeds 5% of the Closing Sale Price of a share of Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the holders shall have the right to convert Notes at any time on and after the date that the Company gives notice to the holders of such distribution, which shall be not less than 25 Trading Days prior to the Ex-Dividend Time for such distribution, until the earlier of 5:00 p.m., New York City time, on the Business Day immediately preceding, but not including, the Ex-Dividend Time or the date the Company publicly announces that such distribution will not take place; provided that a holder of a Note may not convert its Notes pursuant to this Section 15.01(b)(i) if the holder will otherwise participate in such distribution without conversion as a result of holding the Notes; or
     (ii) the Company consolidates with or merges with or into another Person or is a party to a binding share exchange or conveys, transfers, sells, leases or otherwise disposes of all or substantially all of its properties and assets in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property that does not also constitute a Fundamental Change, then the holders shall have the right to convert Notes at any time beginning 15 Trading Days prior to the date announced by the Company as the anticipated effective date of the transaction and until and including the date that is 15 Trading Days after the date that is the actual effective date of such transaction. The Company will notify holders of Notes at least 25 Trading Days prior to the anticipated effective date of such transaction. The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the holders and shall be publicly announced by the Company and posted on its web site not later than two Business Day prior to such 15th day.
     “Ex-Dividend Time” means, with respect to any distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such distribution.
     (c) Whenever the Notes shall become convertible pursuant to this Section 15.01, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the holders of the event triggering such convertibility in the manner provided in Section 16.03, and the Company shall also publicly announce such information and publish it on the Company’s web site. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.
     (d) A Note in respect of which a holder has delivered a Repurchase Notice exercising such holder’s right to require the Company to repurchase such Note pursuant to Section 3.05 or 3.06 may be converted only if such Repurchase Notice is withdrawn in accordance with Section 3.08 prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date or the Designated Event Repurchase Date, as applicable.

     (e) A holder of Notes is not entitled to any rights of a holder of Common Stock until such holder has converted his Notes and received upon conversion thereof shares of Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article 15.
     Section 15.02 Exercise of Conversion Right; No Adjustment for Interest or Dividends. In order to exercise the conversion right with respect to any Note in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose, or at the option of such holder, the Corporate Trust Office, such Note with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Notes duly endorsed for transfer, accompanied by the funds, if any, required by this Section 15.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 15.07.
     In order to exercise the conversion right with respect to any interest in a Global Note, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program; deliver, or cause to be delivered, by book-entry delivery an interest in such Global Note; furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent; and pay the funds, if any, required by this Section 15.02 and any transfer taxes if required pursuant to Section 15.07.
     If the Company is required to issue shares of Common Stock upon settlement in accordance with Section 15.12, as promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), and in accordance with the time periods set forth herein, the Company shall issue and shall deliver to such Noteholder at the office or agency maintained by the Company for such purpose pursuant to Section 6.02, a certificate or certificates for the number of full shares of Common Stock (if any) issuable upon the conversion of such Note or portion thereof as determined by the Company in accordance with the provisions of Section 15.12 (or in the case of Notes submitted for conversion in connection with a Fundamental Change pursuant to Section 15.01(a)(iv)) on or after the record date for receiving distributions in connection with the Fundamental Change, or if earlier, the Effective Date, the Conversion Obligation pursuant to Section 15.12 shall be determined based on the kind and amount of cash, securities and other assets or property that a holder of a number of shares of Common Stock equal to the Conversion Rate would have owned or been entitled to receive in such transaction; and provided further that (i) if the determination date is the record date, the holder shall receive the Conversion Obligation on the Effective Date, (ii) in the case of Notes submitted for conversion in connection with a Fundamental Change pursuant to Section 15.01(a)(iv), if the Make Whole Amount is payable pursuant to Section 15.13, cash in respect of any accrued but unpaid interest to, but excluding, the Conversion Date, payable on the date the other consideration due is payable and (iii) a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, calculated by the Company as provided in Section 15.03. The cash, and, if applicable, a certificate or certificates for the number of full shares of Common Stock into which the Notes are converted (and cash in lieu of fractional shares) will be delivered to a converting holder after satisfaction of the requirements for conversion set forth above, in accordance with Section 15.12.
     Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 15.02 have been satisfied as to such Note (or portion thereof) or, if later, the Determination Date (the “Conversion Date”), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the Conversion Date.
     Any Note or portion thereof surrendered for conversion during the period from 5:00 p.m., New York City time, on the Record Date for any interest payment date to 5:00 p.m., New York City time, on the Business Day preceding the applicable interest payment date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment need be made (1) if a holder converts its Notes in connection with a redemption, (2) if a holder converts its Notes in connection with a Fundamental Change and the Company has specified a Designated Event Repurchase Date that is after a Record Date and on or prior to the corresponding interest payment date or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note. Except as otherwise provided above in this Article 15, no payment or other adjustment shall be made for interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article 15. If a holder exercises its conversion right pursuant to Section 15.01(a)(iv) and the Make Whole Amount is payable pursuant to Section 15.13, such holder shall be entitled to accrued and unpaid interest on the converted Notes to, but excluding, the Conversion Date, which interest shall be payable in cash. In addition, notwithstanding the foregoing, in the case of Notes submitted for conversion in connection with a Fundamental Change, such Notes shall continue to represent the right to receive the Make Whole Amount, if any, payable pursuant to Section 15.13, until such Make Whole Amount is so paid.
     Upon the conversion of an interest in a Global Note, the Trustee (or other conversion agent appointed by the Company), or the Custodian at the direction of the Trustee (or other conversion agent appointed by the Company), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any conversion agent other than the Trustee.
     Except with respect to a conversion of a Note in connection with a Fundamental Change pursuant to which a Make Whole Amount will be payable, upon the conversion of a Note, the accrued but unpaid interest attributable to the period from the issue date of the Note to the Conversion Date, with respect to the converted Note, shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of cash and, if applicable, shares of Common Stock (together with the cash payment, if any in lieu of fractional shares) in exchange for the Note being converted pursuant to the provisions hereof; and the cash and fair market value of any shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as delivered, to the extent thereof, first in exchange for and in satisfaction of our obligation to pay the principal amount of the converted Note, the accrued but unpaid interest through the Conversion Date from the issue date, and the balance, if any, the cash and the fair market value of any Common Stock (and any such cash payment) shall be treated as issued in exchange for and in satisfaction of the right to convert the Note being converted pursuant to the provisions hereof.
     In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.04, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to the holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.
     Section 15.03 Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment and payment therefor in cash to the holder of Notes at a price equal to the Closing Sale Price on the last Trading Day immediately preceding the Conversion Date.
     Section 15.04 Conversion Rate. The initial Conversion Rate for the Notes is 28.3222 shares of Common Stock per each $1,000 principal amount of the Notes (herein called the “Conversion Rate”), subject to adjustment as provided in Section 15.05.
     Section 15.05 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows; provided that the Company shall not make any adjustments to the Conversion Rate if holders of the Notes participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any of the transactions described below as if such holders of the Notes held a number of shares of Common Stock equal to the then-applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such holders, without having to convert their Notes:
     (a) In case the Company shall issue shares of Common Stock as a dividend or distribution to holders of all or substantially all of the outstanding Common Stock, or shall effect a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,
CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Time for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be;
CR´ = the Conversion Rate in effect immediately after the Ex-Dividend Time for such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be;
OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Time for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be; and
OS´ = the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be.
     Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Ex-Dividend Time fixed for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 15.05(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared.
     (b) In case the Company shall distribute to all or substantially all holders of its outstanding shares of Common Stock rights or warrants entitling them (for a period expiring within 45 calendar days after the record date for such distribution) to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of such distribution, the Conversion Rate shall be adjusted based on the following formula:
where,
CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Time for such distribution;
CR´ = the Conversion Rate in effect immediately after the Ex-Dividend Time for such distribution;
OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Time for such distribution;

X = the total number of shares of Common Stock issuable pursuant to such rights or warrants; and
Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Time for such distribution.
     Such adjustment shall be successively made whenever any such rights or warrants are distributed and shall become effective immediately after the opening of business on the Ex-Dividend Time for such distribution. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock held in treasury by the Company. To the extent that shares of the Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Ex- Dividend Time for such distribution had not been fixed.
     In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
     (c) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company (other than Common Stock as covered by subsection (a) of this Section), evidences of its Indebtedness or other assets or property of the Company (including securities, but excluding dividends and distributions covered by subsection (a), (b) or (d) of this Section and distributions described below in this subsection (c) with respect to Spin-Offs) (any of such shares of Capital Stock, Indebtedness, or other asset or property hereinafter in this subsection (c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:
where,
CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Time for such distribution;
CR´ = the Conversion Rate in effect immediately after the Ex-Dividend Time for such distribution;

SP0 = the average of the Closing Sale Prices of Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Time for such distribution; and
FMV = the fair market value as determined by the Board of Directors of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Time for such distribution.
     Such adjustment shall become effective immediately prior to the opening of business on the Ex-Dividend Time for such distribution; provided that if “FMV” as set forth above is equal to or greater than “ SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Notes has the right to receive, for each $1,000 principal amount of Notes, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date for such distribution, without being required to convert the Notes. If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines “FMV” for purposes of this Section 15.05(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Time for such distribution.
     With respect to an adjustment pursuant to this subsection (c) where there has been a payment of a dividend or other distribution on the Common Stock or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off shall be increased based on the following formula:
Where,
CR0 = the Conversion Rate in effect immediately prior to the 10th Trading Day immediately following the effective date of the Spin-Off;
CR´ = the Conversion Rate in effect immediately after the 10th Trading Day immediately following the effective date of the Spin-Off;
FMV0 = the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and

MP0 = the average of the Closing Sale Prices of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off.
     Such adjustment shall occur on the 10th Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the effective date of any Spin-Off, references with respect to the Spin-Off to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate; provided further that in respect of any conversion within the first four Trading Days following the effective date of such Spin-Off (if such Trading Days are also VWAP Trading Days), references to 10 Trading Days shall be deemed replaced with four (4) Trading Days.
     Rights or warrants distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section (and no adjustment to the Conversion Rate under this Section shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this subsection (c). If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
     For purposes of this subsection (c) and subsections (a) and (b) of this Section, any dividend or distribution to which this subsection (c) is applicable that also includes shares of Common Stock to which subsection (a) of this Section applies or rights or warrants to subscribe for or purchase shares of Common Stock to which subsection (a) or (b) of this Section applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of Indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants, to which this subsection (c) applies (and any Conversion Rate adjustment required by this subsection (c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by subsections (a) and (b) of this Section with respect to such dividend or distribution shall then be made), except (A) the Ex-Dividend Time of such dividend or distribution shall under this subsection (c) be substituted as “the Ex-Dividend Time” within the meaning of subsection (a) and subsection (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex-Dividend Time for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be” within the meaning of subsection (a) or “outstanding immediately prior to the Ex-Dividend Time for such distribution” within the meaning of subsection (b).
     (d) In case the Company shall pay dividends or make distributions consisting exclusively of cash to all or substantially all holders of its Common Stock, the Conversion Rate shall be adjusted based on the following formula:
where,
CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Time for such distribution;
CR´ = the Conversion Rate in effect immediately after the Ex-Dividend Time for such distribution;
SP0 = the Closing Sale Price of Common Stock on the Trading Day immediately preceding the Ex-Dividend Time for such distribution; and
C = the amount in cash per share we distribute to holders of Common Stock in such distribution.
     Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Time for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of the Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Notes shall receive on the date on which such cash dividend is distributed to holders of Common Stock, for each $1,000 principal amount of Notes, the amount of cash such holder would have received had such holder owned a number of shares equal to the Conversion Rate on the Ex-Dividend Time for such distribution, without being required to convert the Notes. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     For the avoidance of doubt, for purposes of this subsection (d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this subsection (d), references in this Section to one share of Common Stock or Closing Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.
     (e) In case the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:
where,
CR0 = the Conversion Rate in effect on the date such tender or exchange offer expires;
CR´ = the Conversion Rate in effect on the day next succeeding the date such tender or exchange offer expires;
AC = the aggregate value of all cash and any other consideration as determined by the Board of Directors paid or payable for shares purchased in such tender or exchange offer;
OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;
OS´ = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and
SP´ = the Closing Sale Price of Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires.
     Such adjustment shall become effective immediately after close of business on the Trading Day next succeeding the date such tender or exchange offer expires. If the Company or its Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or its Subsidiary is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected.
     No adjustment to the Conversion Rate shall be made if the application of any of the foregoing formulas (other than in connection with a share combination or a reverse stock split) would result in a decrease in the Conversion Rate.
     For purposes of this Section 15.05 the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (f) In case of a tender offer or exchange offer made by a Person other than the Company or any Subsidiary of the Company for an amount that increases such Person’s ownership of Common Stock to more than twenty-five percent (25%) of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the last time (the “Offer Expiration Time”) tenders or exchanges may be made pursuant to such tender offer or exchange offer (as it shall have been amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Offer Expiration Time by a fraction (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Accepted Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Offer Expiration Time, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Accepted Purchased Shares) at the Offer Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day next succeeding the Trading Day which next succeeds the Offer Expiration Time. If such Person is obligated to purchase shares pursuant to any such tender offer or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 15.05(f) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article 12. “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.
     (g) In addition to those required by subsections (a), (b), (c), (d), (e) and (f) of this Section, and to the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 calendar days if the Board of Directors determines that such increase would be in the Company’s best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the holder of each Note at his last address appearing on the Register a notice of the increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.
     (h) All calculations and other determinations under this Article 15 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. The Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% (1) annually, on the anniversary of the date of this Indenture, (2) upon a Designated Event or (3) on the Maturity Date (and on each VWAP Trading Day of the 20 VWAP Trading Day Observation Period beginning on the 22nd Trading Day prior to the Maturity Date).
     (i) In any case in which this Section provides that an adjustment shall become effective immediately after (1) the Ex-Dividend Time for an event or (2) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to subsection (e) of this Section (each an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Note converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional cash and, if applicable, shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 15.03. For purposes of this subsection (i), the term “Adjustment Event” shall mean:
     (i) in any case referred to in clause (1) hereof, the date any dividend or distribution of Common Stock, shares of capital stock, evidences of Indebtedness, other assets or property or cash is paid or made, the effective date of any share split or combination or the date of expiration of any rights or warrants, and

     (ii) in any case referred to in clause (2) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.
     (j) For purposes of this Section, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     (k) For the avoidance of doubt, if a holder converts Notes prior to the effective date of a Fundamental Change, and the Fundamental Change does not occur, the holder shall not be entitled to Additional Shares in connection with such conversion.
     (l) With respect to a conversion of Notes pursuant to this Article 15, at and after the close of business on the last VWAP Trading Day (the “Relevant Date”) of the related Observation Period, the Person in whose name any certificate representing any shares of Common Stock issuable upon such conversion is registered shall be treated as a stockholder of record of the Company on such Relevant Date; provided, however, that if any such shares of Common Stock constitute Additional Shares, then the Relevant Date with respect to such shares that constitute Additional Shares shall instead be deemed to be the later of (i) the last VWAP Trading Day of the related Observation Period and (ii) the Effective Date of the Fundamental Change resulting in the Additional Shares. On and after the Conversion Date with respect to a conversion of Notes pursuant hereto, all rights of the holders of such Notes shall terminate, other than the right to receive the consideration deliverable upon conversion of such Notes as provided herein. A holder of a Note is not entitled, as such, to any rights of a holder of Common Stock until, if such holder converts such Note and is entitled pursuant hereto to receive shares of Common Stock in respect of such conversion, the close of business on the Relevant Date or respective Relevant Dates, as the case may be, with respect to such conversion.
     (m) Whenever any provision of this Article 15 requires a calculation of Closing Sale Prices or Daily VWAP over a span of multiple days, the Company shall make appropriate adjustments to the Daily Settlement Amount (determined in good faith by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Time of the event occurs, at any time during the period from which such calculation is to be calculated; provided that such adjustments shall only be made to the Daily Settlement Amounts relating to days prior to the date that the adjustment to the Conversion Ratio becomes effective.
     Section 15.06 Provision In Case Of Effect Of Reclassification, Consolidation, Merger Or Sale.
     If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person, or (iii) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in any case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event described in clauses (i) through (iii) a “Merger Event”), then:
     (a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 11.01(l) providing for the conversion and settlement of the Notes as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 15 and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, in such reclassification, change of control, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other company and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 3.
     In the event a supplemental indenture is executed pursuant to this Section, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or assets that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all holders.
     If any securities to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such securities may be validly issued upon conversion, each supplemental indenture executed pursuant to this Section shall provide that the Company or the successor or the purchasing Person, as the case may be, or if the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, then such company, shall use all commercially reasonable efforts, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), to secure such registration or approval in connection with the conversion of Notes.
     (b) Notwithstanding the provisions of Section 15.12(a) and Section 15.12(b), at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed to a right to convert such Notes by reference to the kind and amount of cash, securities or other property or assets that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) such that from and after the effective time of such transaction, a holder shall be entitled thereafter to convert its Notes into cash and, in lieu of Common Stock, if any, the same type (and in the same proportion) of Reference Property, based on the Daily Settlement Amounts of Reference Property in an amount equal to the applicable Conversion Rate, as described under Section 15.12(a). For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or conveyance of assets or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) shall be deemed to be the (i) weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such election, the types and amounts of consideration actually received by such holders. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes in accordance with the provisions of this Article 15 prior to the effective date.
     (c) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder, at his address appearing on the Register provided for in this Indenture, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (d) The above provisions of this Section shall similarly apply to successive Merger Events.
     Section 15.07 Taxes on Shares Issued. The issue of stock certificates, if any, on conversion of Notes shall be made without charge to the converting Noteholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     Section 15.08 Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes as required by this Indenture from time to time as such Notes are presented for conversion.
     Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable, if any, upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.
     The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

     The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.
     The Company further covenants that, if at any time the Common Stock shall be quoted by the Nasdaq Global Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Notes in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.
     Section 15.09 Responsibility of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Notes to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any capital stock, other securities or other assets or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 15. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.06 relating either to the kind or amount of shares of capital stock or other securities or other assets or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 15.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the accuracy of the method employed in calculating the Trading Price or whether any facts exist which may require any adjustment of the Trading Price.

     Section 15.10 Notice to Holders Prior to Certain Actions. In case:
     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 15.05; or
     (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or
     (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at his address appearing on the Note Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
     Section 15.11 Stockholder Rights Plans. If the rights provided for in any future rights plan adopted by the Company have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the holders of the Notes would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Notes, if any, the Conversion Rate will be adjusted as provided in Section 15.05(c).
     Section 15.12 Exercise Of Conversion Privilege.
     (a) (i) Subject to subsection (b) of this Section, the Company shall satisfy its obligation upon conversion (the “Conversion Obligation”) with respect to each $1,000 principal amount of Notes tendered for conversion in cash and shares of fully paid Common Stock, if applicable, by delivering, on the third VWAP Trading Day immediately following the last VWAP Trading Day of the related Observation Period, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 20 VWAP Trading Days during the related Observation Period; provided that the Company shall deliver cash in lieu of fractional shares of Common Stock as provided in Section 15.03. The Daily Settlement Amounts shall be determined by the Company promptly following the last VWAP Trading Day of the Observation Period.
     (ii) If the Company elects to pay cash in lieu of delivering shares of Common Stock, the Company shall notify, in the manner provided for in Section 16.03, the holder tendering a Conversion Notice of the percentage of each share of Common Stock issuable upon conversion that shall be paid in cash in lieu of shares of Common Stock (the “Cash Percentage”) at any time on or before the close of business on the VWAP Trading Day following the Company’s receipt of the Conversion Notice tendered by such holder. In the event the Company elects to settle in cash all or any portion of the shares of Common Stock issuable upon conversion in connection with conversions of Notes within 25 Trading Days prior to the Maturity Date, the Company shall send, on or prior to the 25th Trading Day prior to the Maturity Date, a single notice for all such conversions to the Trustee with respect to the Cash Percentage that shall be paid in cash in lieu of shares of Common Stock.
     (iii) Notwithstanding the provisions described above in this subsection (a), in satisfaction of the Conversion Obligation, the Company may direct the Conversion Agent to surrender, on or prior to the commencement of the Observation Period, such Notes to a financial institution designated by the Company for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated institution must agree to deliver, in exchange for such Notes, the cash or combination of cash and shares of Common Stock equal to the consideration due upon conversion pursuant to this Section 15.12, at the sole option of the designated financial institution and as is designated to the Conversion Agent by the Company. By the close of business on the Trading Day immediately preceding the start of the Observation Period, the Company shall notify, in the manner provided in Section 16.03, the holder surrendering Notes for conversion that the Company has directed the designated financial institution to make an exchange in lieu of conversion and such financial institution shall be required to notify on such Trading Day the Conversion Agent and such holder whether it shall deliver, upon exchange, all cash or a combination of cash and shares of Common Stock. If the designated institution accepts any such Notes, it shall deliver cash and, if applicable, the appropriate number of shares of Common Stock in accordance with Section 15.13(d). Any Notes exchanged by the designated institution shall remain outstanding. If the designated institution agrees to accept any Notes for exchange but does not timely deliver the related consideration, or if such designated financial institution does not accept the Notes for exchange, the Company shall, no later than the third VWAP Trading Day immediately following the last VWAP Trading Day of the related Observation Period, convert the Notes into cash and, if applicable, the appropriate number of shares of Common Stock due upon conversion pursuant to this Section 15.12 as elected by the designated financial institution by the last Trading Day prior to the related Observation Period.
     (b) Notwithstanding subsection (a) of this Section, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion to which Additional Shares shall be added to the Conversion Rate as set forth in Section 15.13 pursuant to this clause (b); provided, the Company may elect to pay cash to holders of Notes surrendered for conversion in lieu of all or a portion of the shares of Common Stock issuable upon conversion of the Notes in satisfaction of the Conversion Obligation pursuant to clause (ii) of subsection (a) of this Section.
     (i) If the last VWAP Trading Day of the applicable Observation Period related to Notes surrendered for conversion is prior to the third Trading Day preceding the Effective Date of the Fundamental Change, the Company shall satisfy the related Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion as described in this subsection (b) by delivering the cash and shares of Common Stock (based on the Conversion Rate, but without regard to the number of Additional Shares to be added to the Conversion Rate pursuant to Section 15.13) on the third VWAP Trading Day immediately following the last VWAP Trading Day of the applicable Observation Period. As soon as practicable following the Effective Date of the Fundamental Change, the Company shall deliver the increase in such amount of Reference Property in lieu of shares of Common Stock, if any, as if the Conversion Rate had been increased by such number of Additional Shares during the related Observation Period (and based upon the related Daily VWAP prices during such Observation Period). If such increased amount of cash and shares, if any, results in an increase to the amount of cash to be paid to holders, the Company shall pay such increase in cash, and if such increased amount results in an increase to the number of shares of Common Stock, the Company shall deliver such increase by delivering Reference Property based on such increased number of shares.
     (ii) If the last VWAP Trading Day of the applicable Observation Period related to Notes surrendered for conversion is on or following the third Trading Day preceding the Effective Date of such Fundamental Change, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion as described in this subsection (b) (based on the Conversion Rate as increased by the Additional Shares pursuant to Section 15.13) on the later to occur of (1) the Effective Date of the Fundamental Change and (2) the third VWAP Trading Day immediately following the last VWAP Trading Day of the applicable Observation Period.
     Section 15.13 Fundamental Change Make Whole Amount.
     (a) Subject to the provisions hereof, if a Noteholder elects to convert its Notes pursuant to Section 15.01(a)(iv) following the occurrence of an event described in paragraphs (1) or (2) of the definition of Fundamental Change that occurs on or prior to March 1, 2014, the Company will increase the applicable Conversion Rate for the Notes so surrendered for conversion at any time during the period that is 15 Trading Days prior to the date announced by the Company as the anticipated effective date for the Fundamental Change and until and including the Designated Event Repurchase Date corresponding to such Fundamental Change such that the Holder will be entitled to receive, in addition to the cash and Common Stock, if applicable, it is entitled to receive pursuant to Section 15.12, a number of shares of Common Stock as set forth in Section 15.13(b) (the “Make Whole Amount”) provided, that holders of Notes will not have the right to Additional Shares if at least 90% of the consideration paid for the

Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in a merger or consolidation otherwise constituting a Fundamental Change under clause (2) of the definition thereof consists of shares of common stock listed for trading on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors) (or will be so traded or quoted immediately following the merger or consolidation) and, as a result of the merger or consolidation, the Notes become convertible into such shares of such common stock.
     (b) The number of Additional Shares will be determined by reference to the table in paragraph (e) below and is based on the date on which the Fundamental Change becomes effective (the “Effective Date”) and the price paid per share of the Common Stock in the Fundamental Change transaction (the “Stock Price”). If holders of the Common Stock receive only cash in the Fundamental Change Transaction, the Stock Price will equal the cash amount paid per share. In all other cases, the Stock Price will equal and the average of the Closing Sale Price of the Common Stock over the ten Trading Day period ending on the Trading Day immediately preceding the Effective Date.
     (c) The Stock Prices set forth in the first row of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted pursuant to Section 15.13 (and other than any increase to the Conversion Rate for a Fundamental Change as set forth in this Section 15.13). The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and (ii) the denominator of which is the Conversion Rate as so adjusted.
     (d) The number of Additional Shares will be adjusted in the same manner and for the same events as the Conversion Rate is adjusted pursuant to Section 15.05.
     (e) The following table sets forth the Stock Price and number of Additional Shares issuable per $1,000 principal amount of Notes:

	Stock Price
Effective Date	$27.16	$31.00	$34.00	$37.00	$40.00	$45.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00
March 26, 2007	8.4967	8.1326	6.8954	5.9183	5.1278	4.1156	3.3678	2.3545	1.7192	1.3028	1.0056	0.7898
March 1, 2008	8.4967	8.0294	6.7572	5.7535	4.9503	3.9311	3.1878	2.1945	1.5849	1.1903	0.9134	0.7138
March 1, 2009	8.4967	7.7875	6.4807	5.4589	4.6503	3.6356	2.9078	1.9595	1.3921	1.0353	0.7878	0.6108
March 1, 2010	8.4967	7.4552	6.1043	5.0643	4.2528	3.2534	2.5538	1.6695	1.1607	0.8516	0.6422	0.4958
March 1, 2011	8.4967	7.0165	5.6102	4.5508	3.7378	2.7667	2.1078	1.3178	0.8907	0.6441	0.4822	0.3698
March 1, 2012	8.4967	6.3810	4.8984	3.8102	3.0078	2.0934	1.5178	0.8861	0.5792	0.4153	0.3111	0.2398
March 1, 2013	8.4967	5.4423	3.8219	2.7048	1.9428	1.1734	0.7598	0.3928	0.2507	0.1841	0.1411	0.1118
March 1, 2014	8.4967	3.9359	1.6896	0.5346	0.1178	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
     (f) If the exact Stock Price and Effective Date are not set forth on the table above, then:
     (i) If the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional

Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year.
     (ii) If the Stock Price is in excess of $100.00 per share, subject to adjustment, the Company shall not increase the Conversion Rate by any Additional Shares.
     (iii) If the Stock Price is less than $27.16 per share, subject to adjustment, the Company shall not increase the Conversion Rate by any Additional Shares.
     (g) Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion of a Note (after giving effect to the make-whole adjustment required by this Section 15.13) exceed 36.8189 per $1,000 principal amount of Notes, subject to adjustment in the same manner and for the same events as the Conversion Rate may be adjusted pursuant to Section 15.05.
     (h) Settlement of Notes converted upon Fundamental Change shall be as set forth in Section 15.06.
     Section 15.14 Limit on Number of Shares of Common Stock Issuable. Notwithstanding anything else in this Indenture, the Company will not increase the Conversion Rate in a manner that would require it to issue shares as described in this Section 15.14 beyond the maximum level permitted by the continued listing standards of The Nasdaq Stock Market; and to the extent that an increase of the Conversion Rate would otherwise have required the issuance of 20% or more of the outstanding Common Stock, the Company will issue shares of Common Stock only up to such limitation, and pay the balance in cash. In accordance with these listing standards, this restriction will apply at any time when the Notes are outstanding, regardless of whether the Company then has a class of securities quoted on The Nasdaq Stock Market.
ARTICLE 16
MISCELLANEOUS PROVISIONS
     Section 16.01 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.
     Section 16.02 Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.
     Section 16.03 Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows: to Pioneer Companies, Inc., 700 Louisiana Street, Suite 4300, Houston, Texas 77002, Facsimile No.: (713) 225-6475, Attention: Corporate Secretary. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows: Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, N9303-120, Minneapolis, Minnesota 55479, Facsimile No.: (612) 667-9825, Attention: Corporate Trust Department, Pioneer Companies, Inc. Administrator.
The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Noteholder shall be mailed by first class mail, postage prepaid, at such Noteholder’s address as it appears on the Note Register and shall be sufficiently given to such Noteholder if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     Section 16.04 Governing Law. This Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 16.05 Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
     Section 16.06 Legal Holidays. In any case in which the date of maturity of interest on or principal or premium, if any, of the Notes or the redemption date or repurchase date of any Note will not be a Business Day, then payment of such interest on or principal or premium, if any, of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the redemption or repurchase date, and no interest shall accrue for the period from and after such date.
     Section 16.07 Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Notes issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; provided further that this Section 16.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.
     Section 16.08 No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.
     Section 16.09 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder and the holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 16.10 Table of Contents, Headings, etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 16.11 Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.04, 2.05, 2.06, 2.07, 3.03, 3.05 and 3.06, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 9.09.
     Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 16.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.
     Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Notes as the names and addresses of such holders appear on the Note Register.
     The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.
     The provisions of Sections 9.02, 9.03, 9.04 and 10.03 and this Section 16.11 shall be applicable to any authenticating agent.
     Section 16.12 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 16.13 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     The Trustee hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.
     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

PIONEER COMPANIES, INC.

By:	/s/ Michael Y. McGovern

Name:	Michael Y. McGovern
Title:	President and CEO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Schweiger

Name:	Jane Schweiger
Title:	Vice President

EXHIBIT A
FORM OF NOTE
THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON THE REQUEST OF THE HOLDER OF THIS NOTE, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER OF THIS NOTE, (I) THE ISSUE PRICE OF THE NOTE, (II) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IN RESPECT THEREOF, (III) THE ISSUE DATE OF THE NOTE, (IV) THE COMPARABLE YIELD OF THE NOTE, AND (V) THE PROJECTED PAYMENT SCHEDULE OF THE NOTE, IN EACH CASE AS DETERMINED UNDER THE ORIGINAL ISSUE DISCOUNT RULES OF THE U.S. INTERNAL REVENUE CODE. PLEASE CONTACT: PIONEER COMPANIES, INC., ATTN: CORPORATE SECRETARY, 700 LOUISIANA STREET, SUITE 4300, HOUSTON, TEXAS 77002.
[Include only for Global Notes]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
[Include only for Notes that are Restricted Securities]
THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO US OR ANY OF OUR SUBSIDIARIES, (2) FOR SO

LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING UNDER RULE 144 (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

PIONEER COMPANIES, INC.
2.75% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2027
CUSIP: 723643AA0

No.	$
     Pioneer Companies, Inc., a Delaware corporation (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to                      or its registered assigns, [the principal sum of                      DOLLARS] [or, such amount as is indicated in the records of the Trustee and the Depositary]1 on March 1, 2027 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on March 1 and September 1 of each year, commencing September 1, 2007, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 2.75%, from the March 1 or September 1, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from March 26, 2007 until payment of said principal sum has been made or duly provided for; provided that if the Company shall default in the payment of interest due on such March 1 or September 1, then this Note shall bear interest from the next preceding March 1 or September 1 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Note, from March 26, 2007. Beginning with the six-month interest period commencing March 1, 2014, the Notes may accrue contingent interest. Contingent interest, if any, for any six-month interest period will be payable on the applicable March 1 or September 1 interest payment date. Except as otherwise provided in the Indenture, the interest payable on the Note pursuant to the Indenture on any March 1 or September 1 will be paid to the Person entitled thereto as it appears in the Note Register at 5:00 p.m., New York City time, on the applicable record date, which shall be the February 15 or August 15 (whether or not a Business Day) next preceding such March 1 or September 1, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay interest on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register. Payments to The Depository Trust Company will be made by wire transfer in immediately available funds to the account of the DTC or its nominee.
     The Company promises to pay interest on overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installment of accrued and unpaid interest at the rate borne by the Notes plus 1% from the required payment date.

[1]	For Global Notes only.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into cash and, if applicable, shares of Common Stock on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     IN THE CASE OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS NOTE AND THE INDENTURE, THE PROVISIONS OF THE INDENTURE SHALL CONTROL. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.
PIONEER COMPANIES, INC.
By:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes described in the within-named Indenture.
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
        Authorized Signatory

FORM OF REVERSE OF NOTE
PIONEER COMPANIES, INC.
2.75% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2027
     This note is one of a duly authorized issue of notes of the Company, designated as its 2.75% Convertible Senior Subordinated Notes due 2027 (herein called the “Notes”), limited in aggregate principal amount to $120,000,000, issued and to be issued under and pursuant to an Indenture dated as of March 26, 2007, (herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Defined terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.
     If an Event of Default occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company and to the Trustee if given by the holders of the Notes and, upon said declaration the same shall be due and payable, (a) immediately if there is no Senior Credit Facility or (b) if a Senior Credit Facility is in effect, immediately upon the earlier to occur of (i) the date indebtedness under the Senior Credit Facility is declared accelerated and (ii) the fifth Business Day after written notice of the declaration of such acceleration has been given to the agents under the Senior Credit Facility, in the manner, with the effect and subject to the conditions provided in the Indenture.
     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes, subject to exceptions set forth in Section 11.02 of the Indenture. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture. Upon any such waiver, said default shall for all purposes of this Note and the Indenture be deemed to have been cured and to be not continuing, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
     The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, contractually subordinated in right of payment or satisfaction to the prior payment or satisfaction in full in cash of all Senior Indebtedness of the Company, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.
     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
     The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.
     At any time on or after March 6, 2014 and prior to maturity, the Notes may be redeemed at the option of the Company, in whole or in part, upon mailing a notice of such redemption not less than 30 calendar days but not more than 60 calendar days before the redemption date to each holder of Notes, all as provided in the Indenture, in cash at a redemption price equal to 100% of the principal amount of Notes being redeemed and accrued and unpaid interest to, but excluding, the redemption date; provided that if the redemption date is after a record date and on or prior to the corresponding interest payment date, the accrued and unpaid interest shall be payable to the holder of record of this Note on the preceding February 15 or August 15, as the case may be. The Company may not redeem any Notes if a default in the payment of interest on the Notes has occurred and is continuing.
     The Notes are not subject to redemption through the operation of any sinking fund.
     If a Designated Event occurs at any time prior to maturity of the Notes, this Note will be subject to a repurchase in cash, at the option of the holder, on a Designated Event Repurchase Date, specified by the Company, that is not less than 20 Business Days nor more than 35 Business Days after notice thereof, at a repurchase price equal to 100% of the principal amount hereof, together with accrued and unpaid interest on this Note to, but excluding, the Designated Event Repurchase Date, if any; provided that if such Designated Event Repurchase Date falls after a record date and on or prior the corresponding interest payment date, the accrued and unpaid interest shall be payable to the holder of record of this Note on the preceding February 15 or August 15, as the case may be instead of the holders surrendering the Notes for repurchase on such date. The Notes submitted for repurchase must be $1,000 in principal amount or whole multiples thereof. The Company shall mail to all holders of record of the Notes (and to beneficial owners as required by applicable law) a notice of the occurrence of a Designated Event and of the repurchase right arising as a result thereof on or before the 10th Business Day after the occurrence of such Designated Event. For a Note to be so redeemed at the option of the holder, the holder must deliver to the Paying Agent in accordance with the terms of the Indenture, the Repurchase Notice containing the information specified by the Indenture, together with such Note, duly endorsed for transfer, or (if the Notes are Global Notes) book-entry transfer of the

Note, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Designated Event Repurchase Date.
     Subject to the terms and conditions of the Indenture, each holder shall have the right, at such holder’s option, to require the Company to repurchase all or any portion of the Notes held by such holder, on March 1, 2014, March 1, 2017, and March 1, 2022, at a repurchase price in cash equal to 100% of the principal amount of this Note, together with any accrued and unpaid interest on this Note to, but excluding, the Repurchase Date. The accrued and unpaid interest shall be payable to the holder of record of this Note on the preceding February 15 or August 15, as the case may be. To exercise such right, a holder shall deliver to the Paying Agent the Repurchase Notice containing the information specified by the Indenture, together with the Note, duly endorsed for transfer, or (if the Notes are Global Notes) book-entry transfer of the Note, at any time from 9:00 a.m., New York City time, on the date that is 20 Business Days prior to the applicable Repurchase Date to 5:00 p.m., New York City time, on the Business Day immediately preceding the applicable Repurchase Date.
     Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Designated Event Repurchase Date or the Repurchase Date, as applicable, all as provided in the Indenture.
     If on the Designated Event Repurchase Date or the Repurchase Date the Paying Agent holds money sufficient to pay the repurchase price of the Notes that holders have elected to require the Company to repurchase in accordance with the Indenture, then, on the Designated Event Repurchase Date or the Repurchase Date, as the case may be, such Notes will cease to be outstanding, interest will cease to accrue and all other rights of the holders of such Notes will terminate, other than the right to receive the repurchase price upon delivery or book entry transfer of the Note. This will be the case whether or not book entry transfer of the Note has been made or the Notes has been delivered to the Paying Agent.
     Subject to and in compliance with the provisions of the Indenture, on or prior to the Trading Day immediately preceding January 1, 2014, the holder hereof has the right, at its option, to convert each $1,000 principal amount of this Note into cash or, as provided in the Indenture, cash and shares of Common Stock, equal to the conversion rate of 28.3222 shares of Common Stock, subject to adjustment from time to time as provided in the Indenture, upon surrender of this Note (if in certificated form) with the form entitled “Conversion Notice” on the reverse hereof duly completed and manually signed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, together with any funds required pursuant to the terms of the Indenture, and, unless the shares issuable on conversion, if any, are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by such holder’s duly authorized attorney; provided, however, that at any time prior to the close of business on the trading Day preceding January 1, 2014, holders may convert their Notes only upon the occurrence of specified events set forth in the Indenture. The Company will notify the holder thereof of any event triggering the right to convert the Notes prior to January 1, 2014, as specified above in accordance with the Indenture. In order to exercise the conversion right with respect to any interest in a Global Note, the holder must complete the appropriate instruction form pursuant to the Depositary’s book-entry conversion program, deliver by book-entry delivery an interest in such Global Note, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent, and pay the funds, if any, required pursuant to the terms of the Indenture.
     In the event the holder surrenders this Note for conversion in connection with a Fundamental Change occurring prior to March 1, 2014, the Company will increase the applicable Conversion Rate by the Make Whole Amount as and when provided in the Indenture.
     No adjustment in respect of interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from the 5:00 p.m., New York City time, on any applicable Record Date for the payment of interest to 5:00 p.m., New York City time, on the Business Day preceding the corresponding interest payment date, this Note (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment shall be required (1) if the holder surrenders this Note for conversion in connection with a redemption and the Company has specified a Redemption Date that is after a Record Date and on or prior to the corresponding interest payment date, (2) if the holder surrenders this Note in connection with a Fundamental Change and the Company has specified a Designated Event Repurchase Date that is after a Record Date and on or prior to the corresponding interest payment date or (3) to the extent of any overdue interest, if any exists at the time of conversion with respect to this Note. Notwithstanding the foregoing, in the case of Notes submitted for conversion in connection with a Fundamental Change as set forth in the Indenture, such Notes shall continue to represent the right to receive the Make Whole Amount, if any, payable pursuant to the Indenture until such Make Whole Amount is so paid.
     No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.
     A Note in respect of which a holder is exercising its right to require repurchase may be converted only if such holder validly withdraws its election to exercise such right to require repurchase in accordance with the terms of the Indenture.
     Any Notes called for redemption, unless surrendered for conversion by the holders thereof on or before 5:00 p.m., New York City time, on the Trading Day preceding the Redemption Date, may be deemed, to the fullest extent required by law, to be redeemed from the holders of such Notes for an amount equal to the applicable redemption price, together with accrued but unpaid interest to, but excluding, the date fixed for redemption, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Notes from the holders thereof and convert them into cash and, if applicable, shares of Common Stock, and (ii) to make payment for such Notes as aforesaid to the Trustee in trust for the holders.

     Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in the Indenture, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture. No service charge shall be made to any holder for any registration of, transfer or exchange of Notes, but the Company may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.
     The Company, the Trustee, any Paying Agent, any conversion agent and any Note Registrar may deem the Person in whose name this Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on this Note, for conversion of this Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any conversion agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any this Note.
     No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor thereto, either directly or through the Company or any of the Company’s subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.
     In addition to the rights provided to holders of Notes under the Indenture, holders shall have all the rights set forth in the Registration Rights Agreement dated as of March 26, 2007, between the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”).

ABBREVIATIONS
     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -
Custodian

TEN ENT -	as tenant by the entireties	(Cust) (Minor)

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)
     Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO:	PIONEER COMPANIES, INC.
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
     The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into cash and, if applicable, shares of Common Stock of Pioneer Companies, Inc., as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check in payment for cash, if any, payable upon conversion or for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.
Dated:

Signature(s)
Signature(s) must be guaranteed by an
“eligible guarantor institution” meeting the
requirements of the Note Registrar, which
requirements include membership or
participation in the Security Transfer Agent
Medallion Program (“STAMP”) or such other
“signature guarantee program” as may be
determined by the Note Registrar in addition
to, or in substitution for, STAMP, all in
accordance with the Securities Exchange Act of
1934, as amended.

Signature Guarantee

     Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:
Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)
Principal amount to be converted
(if less than all):
$
Social Security or Other Taxpayer
Identification Number:
NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

REPURCHASE NOTICE

TO:	PIONEER COMPANIES, INC.
WELLS FARGO BANK, NATIONAL ASSOCIATION
     The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Pioneer Companies, Inc. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in cash, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Repurchase Date or the Designated Event Repurchase Date, as the case may be, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Repurchase Date or the Designated Event Repurchase Date, as the case may be, pursuant to the terms and conditions specified in the Indenture.
     NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
     Note Certificate Number (if applicable):
     Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):
     Social Security or Other Taxpayer Identification Number:

ASSIGNMENT
     For value received                                          hereby sell(s) assign(s) and transfer(s) unto                                          (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                          attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.
     In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

☐	To Pioneer Companies, Inc. or a subsidiary thereof; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;
and unless the Note has been transferred to Pioneer Companies, Inc. or a subsidiary thereof, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)
Signature(s) must be guaranteed by an
“eligible guarantor institution” meeting the
requirements of the Note Registrar, which
requirements include membership or
participation in the Security Transfer Agent
Medallion Program (“STAMP”) or such other
“signature guarantee program” as may be
determined by the Note Registrar in addition
to, or in substitution for, STAMP, all in
accordance with the Securities Exchange Act of
1934, as amended.

Signature Guarantee
NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT B
FORM OF RESTRICTIVE LEGEND FOR
COMMON STOCK ISSUED UPON CONVERSION2
          THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE BY ACQUISITION HEREOF. THE HOLDER:
          (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933; AND
          (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO PIONEER COMPANIES, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER.
          THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

[2]	This legend should be included only if the Security is a Transfer Restricted Security.
B-1